UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Under Rule 14a-12

CLARUS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLARUS CORPORATION

2084 East 3900 South
Salt Lake City, UT 84124

April 24, 2025

To Our Stockholders:

On behalf of the Board of Directors of Clarus Corporation, I cordially invite you to participate in the Annual Meeting of Stockholders to be held on May 29, 2025, at 10:00 a.m., Eastern Time. The annual meeting will be a virtual meeting of stockholders, which will be conducted in a virtual-only meeting format via live webcast. Information on how to participate in this year’s annual meeting can be found on page 50. Stockholders will NOT be able to attend the Annual Meeting in-person.

The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

The Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.claruscorp.com.

REGARDLESS OF WHETHER YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING VIRTUALLY, I URGE YOU TO VOTE BY RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO PARTICIPATE IN THE ANNUAL MEETING VIRTUALLY.

Cordially,

CLARUS CORPORATION

Warren B. Kanders
Executive Chairman

CLARUS CORPORATION

Notice of Annual Meeting of Stockholders
to be Held on May 29, 2025

To Our Stockholders:

You are cordially invited to participate in the Annual Meeting of Stockholders, and any adjournments or postponements thereof (the “Meeting”), of Clarus Corporation (the “Company” or “Clarus”), which will be held on May 29, 2025, at 10:00 a.m., Eastern Time, in a virtual-only meeting format via live webcast, for the following purposes:

1.	To elect the five nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2);
3.	To consider and vote on a proposal to amend and restate the Company’s 2015 Stock Incentive Plan to, among other things, extend the term of such plan by 10 years and reserve 7,500,000 shares of the Company’s common stock for issuance under such plan (Proposal 3); and
4.	To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

Stockholders of record at the close of business on April 14, 2025, are entitled to notice of and to vote at the Meeting.

Our Board of Directors determined to convene and conduct the Meeting, in a virtual-only meeting format via live webcast at https://web.lumiconnect.com/222914121. The virtual format for our Meeting utilizes technology that will provide our stockholders with the same rights and opportunities to participate in the virtual meeting as they would at an in-person meeting. While you will not be able to attend the Meeting in-person at a physical location, as a stockholder of the Company, you will be able to attend the Meeting online, vote your shares electronically and submit questions during the Meeting. Information on how to participate in this year’s virtual-only meeting can be found on page 50.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 29, 2025: This Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.claruscorp.com.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD, TO ENSURE THAT YOUR VOTE IS COUNTED.

By Order of the Board of Directors

Michael J. Yates
Secretary
April 24, 2025

CLARUS CORPORATION

2084 East 3900 South

Salt Lake City, UT 84124

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MAY 29, 2025

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed form of proxy card (the “Proxy Card”) are being furnished to the holders of common stock, par value $0.0001 per share, of Clarus Corporation, a Delaware corporation (which is sometimes referred to in this Proxy Statement as “Clarus,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on May 29, 2025, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof (the “Meeting”). The Meeting will be a virtual-only meeting of stockholders, which will be conducted via live webcast. Information on how to participate in this year’s Meeting can be found on page 50. This Proxy Statement and the Proxy Card are first being sent to stockholders on or about April 24, 2025.

At the Meeting, our stockholders will be asked:

1.To elect the five nominees named in this Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2);
3.To consider and vote on a proposal to amend and restate the Company’s 2015 Stock Incentive Plan to, among other things, extend the term of such plan by 10 years and reserve 7,500,000 shares of the Company’s common stock for issuance under such plan (Proposal 3); and
4.To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

The Board of Directors has fixed the close of business on April 14, 2025, as the record date for the determination of stockholders entitled to notice of and to vote for the matters presented at the Meeting. Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the Meeting and may vote by (a) visiting the Internet site listed on the Proxy Card, or (b) submitting your Proxy Card by mail by using the provided self-addressed, stamped envelope. Voting via the Internet or submitting a Proxy Card will not prevent you from voting virtually at the Meeting, but it will help to secure a quorum and avoid added solicitation costs.

Proxies and Voting

Whether or not you expect to participate in the virtual-only Meeting, the Board of Directors urges stockholders to submit a proxy to vote your shares in advance of the meeting by: (a) visiting https://web.lumiconnect.com/222914121 and following the on-screen instructions (have your proxy card when you access the webpage); or (b) submitting your Proxy Card by mail by using the previously provided self- addressed, stamped envelope. Submitting a proxy to vote your shares will not prevent you from revoking a previously submitted proxy or changing your vote as described below.

Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2); and FOR the approval of the Amended and Restated 2015 Stock Incentive Plan (Proposal 3).

Voting

Most beneficial owners whose stock is held in street name do not receive a Proxy Card. Instead, they receive voting instruction forms or proxy ballots from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

Our Board of Directors has selected each of Warren B. Kanders and Nicholas Sokolow to serve as “Proxyholders” for the Meeting.

Revocation of Proxy

A stockholder who so desires may change or revoke its previously submitted vote at any time before the Meeting by: (i) delivering written notice to us at Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124, c/o Michael J. Yates, Chief Financial Officer, Secretary and Treasurer; (ii) duly executing and delivering a Proxy Card bearing a later date; or (iii) by voting again by Internet voting options described in this Proxy Statement and the Proxy Card. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted. Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. Participation in the virtual-only Meeting will not in and of itself constitute a revocation of a proxy.

Voting on Other Matters

The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy Card, or their substitutes, will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Only stockholders as of the close of business on April 14, 2025 (the “Record Date”) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 38,401,824 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. See “Beneficial Ownership of Company Common Stock by Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our current directors, our current executive officers and our current stockholders known to us to beneficially own five percent (5%) or more of our common stock.

Quorum; Required Votes

The presence, virtually or by duly authorized proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Under the rules of various national and regional securities exchanges, nominees have such discretion to vote absent instructions with respect to certain “routine” matters, such as Proposal 2, the ratification of independent auditors, but not with respect to matters that are considered “non-routine,” such as Proposal 1, the election of directors, and Proposal 3, the approval of the Amended and Restated 2015 Stock Incentive Plan. Accordingly, without voting instructions from you, your broker will not be able to vote your shares on Proposal 1 and Proposal 3, which are non-routine matters.

Each share of Clarus common stock entitles the holder to one vote on each matter presented for stockholder action. The affirmative vote of a plurality of the votes cast virtually at the Meeting or represented by proxy at the Meeting is necessary for the election of the five nominees named in this Proxy Statement (Proposal 1). The affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2) and for the approval of the Amended and Restated 2015 Stock Incentive Plan (Proposal 3).

Since the affirmative vote of a plurality of votes cast virtually at the Meeting or represented by proxy at the Meeting is required for Proposal 1, abstentions and “broker non-votes” will have no effect on the outcome of such election. Since the affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the approval of Proposal 2 and Proposal 3, abstentions will have the same effect as a negative vote, but “broker non-votes” will have no effect on the outcome of the voting for Proposal 2 and Proposal 3.

An inspector of elections appointed by us will tabulate votes at the Meeting.

Proxy Solicitation; Expenses

Clarus will bear the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

List of Stockholders

In accordance with the Delaware General Corporation Law (the “DGCL”), a list of stockholders entitled to vote at the Meeting will be available for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at 2084 East 3900 South, Salt Lake City, UT 84124.

Voting Confidentiality

Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

Appraisal Rights

Stockholders will have no rights of appraisal under the DGCL in connection with the proposals to be considered at the Meeting.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT VIRTUALLY AT THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. YOUR PARTICIPATION IN THE VIRTUAL-ONLY MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF YOUR PRIOR VOTE.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 14, 2025, certain information regarding the beneficial ownership of the common stock outstanding by (i) each person known to us to own or control five percent (5%) or more of our common stock, (ii) each of our current directors and nominees, (iii) each of our current “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K) set forth in the summary compensation table on page 26 and (iv) our current Named Executive Officers and directors and nominees as a group. Unless otherwise indicated, each person named in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (“SEC”), which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on approximately 38,401,824 shares of common stock issued and outstanding as of April 14, 2025.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 14, 2025, and shares of restricted stock that vest within 60 days of April 14, 2025. However, we did not consider these shares outstanding for the purpose of calculating any other person’s percentage of ownership.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

	Common Stock		Percentage (%) of
Name	Beneficially Owned(1)		Common Stock(2)
Five Percent Holders:
Greenhouse Funds LLLP	5,337,805	(3)	13.9
Brown Advisory Incorporated	4,314,482	(4)	11.2
Cropley Nominees Pty Ltd	2,315,121	(5)	6.0

Directors and Named Executive Officers:
Warren B. Kanders	7,073,821	(6)	17.9
Nicholas Sokolow	981,985	(7)	2.5
Donald L. House	471,489	(8)	1.2
Michael A. Henning	210,000	(9)	*
Susan Ottmann	105,000	(10)	*
Roger Werner	60,000	(11)	*
Mark M. Besca	10,000	(12)	*
Michael J. Yates	114,000	(13)	*
All current directors, nominees and named executive officers as a group (8 persons)	9,026,295	(14)	22.3
*	Denotes less than one percent.

(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares within 60 days of April 14, 2025, (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security.
(2)	Applicable percentage of beneficial ownership is based on 38,401,824 shares of our common stock outstanding as of April 14, 2025.
(3)	Based solely on a Schedule 13G filed with the SEC on July 8, 2024, by Greenhouse Funds LLLP on its own behalf and on behalf of Greenhouse GP LLC, Greenhouse Fund GP LLC, Greenhouse Master Fund LP, Greenhouse Long Only Master Fund LP and Joseph Milano (collectively, the “Greenhouse Parties”). Such filing discloses that, as of July 2, 2024, (i) Greenhouse Funds LLLP has shared voting power over 4,672,371 of shares of common stock and shared dispositive power over 5,337,805 shares of common stock; (ii) Greenhouse GP LLC has shared voting power over 4,672,371 of shares of common stock and shared dispositive power over 5,337,805 shares of common stock; (iii) Greenhouse Fund GP LLC has shared voting power and shared dispositive power over 3,920,961 shares of common stock; (iv) Greenhouse Master Fund LP has shared voting power and shared dispositive power over 1,997,839 shares of common stock; (v) Greenhouse Long Only Master Fund LP has shared voting power and shared dispositive power over 1,923,122 shares of common stock and (vi) Joseph Milano has shared voting power over 4,672,371 of shares of common stock and shared dispositive power over 5,337,805 shares of common stock. The address for Greenhouse Funds LLLP, Greenhouse GP LLC, Greenhouse Fund GP LLC and Joseph Milano 605 S. Eden St., Suite 250, Baltimore, MD 21231. The address for Greenhouse Master Fund LP and Greenhouse Long Only Master Fund LP is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(4)	Based solely on a Schedule 13G filed with the SEC on February 9, 2024, by Brown Advisory Incorporated on its own behalf and on behalf of Brown Advisory LLC and Brown Investment Advisory & Trust Company (collectively, the “Brown Parties”). Such filing discloses that, as of December 31, 2023, (i) Brown Advisory Incorporated has sole voting power over 3,734,702 shares of common stock and shared dispositive power over 4,314,482 shares of common stock; (ii) Brown Advisory LLC has sole voting power over 3,711,711 shares of common stock and shared dispositive power over 4,291,491 shares of common stock; and (iii) Brown Investment Advisory & Trust Company has sole voting power and shared dispositive power over 22,991 shares of common stock. The address for the Brown Parties is 901 S Bond Street, Suite 400, Baltimore, Maryland 21231.
(5)	Based on a Schedule 13G filed with the SEC on July 12, 2021, by Cropley Nominees Pty Ltd, Cropley Family Trust and Richard Oswald Cropley (collectively, the “Cropley Parties”) and information provided by the Cropley Parties to the Company. Such filing discloses that, since July 12, 2021, the Cropley Parties had shared voting and dispositive power with respect to 2,315,121 shares of common stock. Richard Oswald Cropley, the sole director of Cropley Nominees Pty Ltd, holds the voting and dispositive power with respect to the shares of common stock held by Cropley Nominees Pty Ltd, in its capacity as trustee of the Cropley Family Trust. The address for the Cropley Parties is 1 Government Road, Mosman, NSW 2088, Australia.
(6)	Includes (i) Mr. Kanders’ options to purchase 1,155,997 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2025; (ii) 1,528,465 shares of common stock held by Kanders GMP Holdings, LLC, that Mr. Kanders may be deemed to beneficially own as its majority member and a trustee of the manager; (iii) 1,935 shares of common stock that Mr. Kanders may be deemed to beneficially own as UTMA custodian for his children; (iv) 125,221 shares of common stock held by Mr. Kanders’ spouse in a UTA Trust Account of which Mr. Kanders is the sole trustee; (v) 17,832 shares of common stock that Mr. Kanders may be deemed to beneficially own as joint tenancy with rights of survivorship; and (vi) 100,444 shares of common stock that are beneficially owned by Mr. Kanders’ spouse. Excludes (i) options to purchase 750,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 14, 2025; (ii) a restricted stock award of 500,000 shares of common stock granted to Mr. Kanders on March 4, 2022 under the Company’s 2015 Stock Incentive Plan all of which shall vest if on or before March 4, 2032, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $50.00 per share for twenty consecutive trading days; and (iii) a restricted stock award of 500,000 shares of common stock granted to Mr. Kanders on March 14, 2023 under the Company’s 2015 Stock Incentive Plan of which (A) 250,000 shares shall vest if on or before March 14, 2033, the Fair

Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $15.00 per share for twenty consecutive trading days; and (B) 250,000 shares shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $18.00 per share for twenty consecutive trading days. The business address for Kanders GMP Holdings, LLC is 250 Royal Palm Way, Suite 201, Palm Beach, FL 33480.
(7)	Includes (i) Mr. Sokolow’s options to purchase 227,500 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2025; (ii) 58,000 shares of common stock held by Korsak Holdings, LLC, that Mr. Sokolow may be deemed to share beneficial ownership as its secretary and treasurer; (iii) 580,311 shares of common stock held by ST Investors Fund, LLC, that Mr. Sokolow may be deemed to share beneficial ownership as its secretary and treasurer; and (iv) 83,293 shares of common stock held by Madetys Investments, LLC, that Mr. Sokolow may be deemed to beneficially own as its general manager. Excludes options to purchase 20,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 14, 2025. The business address for each of ST Investors, LLC, Korsak Holdings, LLC and Madetys Investments LLC is 6020 Shore Boulevard South, Suite 801, Gulfport, FL 33707. Mr. Sokolow disclaims beneficial ownership of the shares of common stock owned by each of ST Investors, LLC, Korsak Holdings, LLC and Madetys Investments LLC, except to the extent of his pecuniary interest in such shares of common stock.
(8)	Includes Mr. House’s options to purchase 310,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2025. Excludes options to purchase 20,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 14, 2025.
(9)	Includes Mr. Henning’s options to purchase 125,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2025. Excludes options to purchase 20,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 14, 2025.
(10)	Includes Ms. Ottmann’s options to purchase 105,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2025. Excludes options to purchase 20,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 14, 2025.
(11)	Includes Mr. Werner’s options to purchase 60,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2025. Excludes options to purchase 20,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 14, 2025.
(12)	Includes Mr. Besca’s options to purchase 10,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2025.
(13)	Includes Mr. Yates’s options to purchase 89,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2025. Excludes Mr. Yate’s (i) options to purchase 59,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 14, 2023; and (ii) a restricted stock award of 25,000 shares of common stock granted to Mr. Yates on March 11, 2024 under the Company’s 2015 Stock Incentive Plan of which will vest and become non-forfeitable on March 11, 2026.
(14)	Includes options to purchase 2,082,497 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2025. Excludes (i) options to purchase 909,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 14, 2025; and (ii) restricted stock awards of 1,025,000 shares of common stock that are not presently vested and will not vest within 60 days of April 14, 2025.

We are not aware of any material proceedings to which any of our directors, nominees for director, executive officers, affiliates of the foregoing persons or any security holder, including any owner of record or beneficially of more than five percent (5%) of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Second Amended and Restated Bylaws (the “Bylaws”) provide that our Board of Directors will consist of not less than three, nor more than seven members, with such number to be fixed by the Board of Directors. The current number of directors has been fixed at seven by the Board of Directors. Messrs. Michael A. Henning and Donald L. House have advised the Company that they will not stand for re-election as directors of the Company and will resign as of the date of the Meeting. Upon the resignation of Messrs. Henning and House, the current number of directors on the Board of Directors will be reduced and fixed from seven directors to five directors. Our Nominating/Corporate Governance Committee and our Board of Directors have selected the five nominees for directors that are listed in this Proxy Statement for election at the Meeting.

Our directors are elected annually at the Annual Meeting of Stockholders. Their respective terms of office will continue until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified in accordance with our Bylaws. There are no family relationships among any of our directors, nominees for director or executive officers.

Except as otherwise specified or in the case of broker non-votes, each Proxy Card received will be voted for the election of the five nominees for director named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees named below has been nominated by the Nominating/Corporate Governance Committee of the Board of Directors and has consented to be named a nominee in this Proxy Statement and to serve as a director, if elected. Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Bylaws.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating/Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the nominee’s individual biographies set forth below, which contains information regarding the person’s service as a director, business experience and director positions held currently or at any time during the last five years.

The age and principal occupation of each person nominated as a director is set forth below:

Warren B. Kanders, 67, our Executive Chairman, has served as one of our directors since June 2002 and as Executive Chairman of our Board of Directors since December 2002. Since 1990, Mr. Kanders has served as the President of Kanders & Company, Inc., a private investment firm principally owned and controlled by Mr. Kanders, which makes investments in and provides consulting services to public and private entities. Since April 2012, Mr. Kanders has served as the Chief Executive Officer and Chairman of the Board of Directors of Cadre Holdings, Inc., a company listed on the New York Stock Exchange since the closing of its initial public offering in November 2021, and a global leader in the manufacture and distribution of safety equipment for professionals. From January 1996 until its sale to BAE Systems plc (“BAE Systems”) on July 31, 2007, Mr. Kanders served as the Chairman of the Board of Directors, and from April 2003 as the Chief Executive Officer, of Armor Holdings, Inc. (“Armor Holdings”), formerly a New York Stock Exchange-listed company and a manufacturer and supplier of military vehicles, armored vehicles, and safety and survivability products and systems to the aerospace and defense, public safety, homeland security, and commercial markets. Mr. Kanders received an A.B. degree in Economics from Brown University. Based upon Mr. Kanders’ role as Executive Chairman of the Company, service as a chairman and a director of a wide range of other public companies, financial background and education, as well as his extensive investment, capital raising, acquisition and operating expertise, the Company believes that Mr. Kanders has the requisite set of skills to serve as a member of the Board of Directors of the Company.

Nicholas Sokolow, 75, has served as one of our directors since June 2002, and has been designated as the “lead independent director” of the Company’s Board of Directors since June 2016. From April 2012 until January 2025, Mr. Sokolow served as a member of the Board of Directors of Cadre Holdings, Inc., a company listed on the New York Stock Exchange since the closing of its initial public offering in November 2021, and a global leader in the manufacture and distribution of safety equipment for professionals. From January 1996 until its sale to BAE Systems on July 31, 2007, Mr. Sokolow served as a member of the Board of Directors of Armor Holdings. Mr. Sokolow served as a member of the Board of Directors of Stamford Industrial Group, Inc. from October 2006 until September 2009. From 2007 until December 31, 2014, Mr. Sokolow practiced law at the firm of Lebow & Sokolow LLP. From 1994 to 2007, Mr. Sokolow was a partner at the law firm of Sokolow, Carreras & Partners. From June 1973 until October 1994, Mr. Sokolow was an associate and partner at the law firm of Coudert Brothers. Mr. Sokolow graduated with Economics and Finance degrees from the Institut D’Etudes Politiques, a Law degree from the Faculte de Droit and a Masters of Comparative Law degree from the University of Michigan. Mr. Sokolow is also an honorary member of the French Bar. Based upon Mr. Sokolow’s role as the Chairman of the Nominating/Corporate Governance Committee of the Company’s Board of Directors, education, legal background involving mergers and acquisitions, corporate governance expertise and extensive experience serving as a member of the boards of directors and committees of other public companies, the Company believes that Mr. Sokolow has the requisite set of skills to serve as a member of the Board of Directors of the Company and/or its committees.

Susan Ottmann, 59, has served as one of our directors since June 2021. Ms. Ottmann has more than 25 years of industrial engineering experience in multiple engineering, marketing, manufacturing and leadership roles for a number of multinational companies. Since August 2018, Ms. Ottmann has served as the graduate program director for Engineering Professional Development in the College of Engineering at the University of Wisconsin-Madison where she also teaches courses in technical leadership and technical project management for both credit and professional development programs. From October 2015 to August 2018, Ms. Ottmann was the business and program director in the College of Engineering at the University of Wisconsin-Madison where she managed the manufacturing systems online master’s program, led technical leadership short course programs and managed the Engineering Professional Development department’s human resource and finance staff as well as business process teams. From September 2013 to July 2015, Ms. Ottmann was the general manager for Thermo Fisher Scientific’s global analytical instrument business where she managed a team of 770 associates with operations in the US, UK, Germany and China, as well as sales teams worldwide. From April 2006 to September 2013, Ms. Ottmann served in various roles at Danaher Corporation, including serving as President and Vice President in certain of its global business units. Ms. Ottmann received B.S. degrees in Mechanical Engineering and Engineering & Public Policy from Carnegie Mellon as well as an M.S. degree in Management from North Carolina State University. Based upon Ms. Ottmann’s diverse global business, educational and leadership experience in a variety of engineering, commercial, financial, product development, marketing, and manufacturing roles, the Company believes that Ms. Ottmann has the requisite set of skills to serve as a member of the Board of Directors of the Company and/or its committees.

Roger Werner, 75, has served as one of our directors since March 2024. Mr. Werner has extensive marketing experience in the automotive industry as well as in the television programming industry having designed, built and managed some of television’s most successful sports networks. From April 2015 until September 2023, Mr. Werner served as an advisor and a director at The MotorTrend Group, a producer of digital automotive related content and a Discovery Communications company. From October 2006 until May 2013, Mr. Werner served as a member of the Board of Directors of Outdoor Channel Holdings, Inc, a NASDAQ listed entertainment and media company, and served as its President as well as Chief Executive Officer from February 2007 until January 2012. Mr. Werner also served as the Co-Chairman of the Board of Directors of Outdoor Channel Holdings, Inc, from February 2012 until May 2013. From January 1995 until October 2001, he served as the founder, President and CEO of Speedvision (now Fox Sports 1) and Outdoor Life Network (now NBC Sports). From November 1990 to August 1994, Mr. Werner served as President and CEO of Daniels Programming Ventures, LLC, where he managed Daniels’ interest in Prime Ticket Network (now Fox Sports West), and Prime Sports Network Group (now Fox Sports Net), a joint venture with Liberty Media, along with a number of other sports media properties. From March 1982 to August 1988 he was the Chief Operating Officer of ESPN, and from August 1988 to November 1990 he was its President and Chief Executive Officer. Prior to working at ESPN, he served as a management consultant for McKinsey and Company from October 1979 to March 1982. Mr. Werner received a B.A from Trinity College and holds an M.B.A. from the University of Virginia’s Darden School where he served two terms as a trustee. Mr. Werner also serves as Chairman of ACCUS (the Automobile Competition Committee of the United States) America’s representative to the FIA (International Automobile Federation) and the American Motorsport industry’s trade association. Based upon Mr. Werner’s extensive marketing expertise in the automotive industry as well as in the television programming industry and extensive experience serving as a member of the boards of directors of other public companies, the Company believes that Mr. Werner has the requisite set of skills to serve as a member of the Board of Directors of the Company and/or its committees.

Mark M. Besca, 65, has served as one of our directors since December 2024. Mr. Besca over 40 years of accounting and financial expertise as well as extensive audit committee experience serving large public companies as an audit partner and as a member of a board of directors and an audit committee of a public company. Since January 2025, Mr. Besca has served as a member of the Board of Directors of Las Vegas Sands Corp., a New York Stock Exchange listed developer and operator of world-class Integrated Resorts. Since November 2020, Mr. Besca served as a member of the Board of Directors of Markel Group Inc., a New York Stock Exchange listed financial holding company with diverse operations primarily in insurance, reinsurance, and investment. From January 2017 until July 2020, Mr. Besca served as the Leader of Long-Term Value and Stakeholder Capitalism initiative at EY LLP, formerly Ernst & Young, LLP (“EY”). From July 2012 to June 2018, Mr. Besca served as Managing Partner of EY’s New York City office. From July 2009 to June 2011, he served as Northeast Managing Partner of EY’s Assurance and Advisory Business. In addition, during Mr. Besca’s 40 years at EY until his retirement, he served as lead and senior advisory audit partner of Fortune 500 companies in the media and entertainment, consumer products and airline industries. Mr. Besca received a BBA in Accounting from Pace University – Lubin School of Business and holds an MBA from Columbia Business School. Mr. Besca holds the position of Chairman Emeritus of the Pace University Board of Trustees and is on the board of the Roundabout Theatre Production Company. Mr. Besca is also a David Rockefeller Fellow of the NYC Partnership.  Based upon Mr. Besca’s role as the Chairman of the Audit Committee of the Company’s Board of Directors, extensive accounting and financial expertise, as well as extensive audit committee experience serving large public companies as an audit partner, board member and audit committee chairman, the Company believes that Mr. Besca has the requisite set of skills to serve as a member of the Board of Directors of the Company and/or its committees.

The affirmative vote of a plurality of the votes cast virtually at the Meeting or represented by proxy at the Meeting is necessary for the election as directors of the five nominees named in this Proxy Statement (assuming a quorum of a majority of the outstanding shares of common stock is present).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF
THE ABOVE-NAMED DIRECTOR NOMINEES.

GOVERNANCE OF THE COMPANY

Corporate Governance

Our Board of Directors is committed to sound and effective corporate governance practices. The Company’s management and our Board of Directors reviewed our corporate governance practices in light of the Sarbanes-Oxley Act of 2002 as well as the rules of the SEC and the NASDAQ Global Select Market (“NASDAQ”). Based on that review, the Board of Directors maintains codes of ethics and conduct, corporate governance guidelines, committee charters, complaint procedures for accounting and auditing matters, an Audit Committee pre-approval policy, an insider trading policy and a compensation recovery policy. The Company is listed on the NASDAQ, and therefore, it has modeled its corporate governance practices after the listing requirements of NASDAQ.

Corporate Governance Guidelines and Documents

The Code of Ethics for Senior Executive Officers and Senior Financial Officers, the Code of Business Conduct and Ethics, Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines, and the Charters of our Audit, Compensation and Nominating/Corporate Governance Committees were adopted by Clarus for the purpose of promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Clarus, and promoting compliance with all applicable rules and regulations that apply to Clarus and its officers and directors. These policies are available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.” In addition, you may request a copy of any such materials, without charge, by submitting a written request to: Clarus Corporation, Attention: Secretary, 2084 East 3900 South, Salt Lake City, UT 84124.

Board of Directors

Our Board of Directors is currently comprised of the following seven members: Warren B. Kanders, Michael A. Henning, Donald L. House, Susan Ottmann, Nicholas Sokolow, Roger Werner and Mark M. Besca. The Company’s Board of Directors appointed Mr. Besca to serve on the Company’s Board of Directors effective as of December 5, 2024, until the Meeting and until his successor is duly elected and qualified. Messrs. Henning and House have advised the Company that they will not stand for re-election as directors of the Company and will resign as of the date of the Meeting.

During fiscal 2024, the Board of Directors held seven meetings, and acted by unanimous written consent in lieu of a meeting three times. During fiscal 2024, all of the directors attended 75% or more of the aggregate number of meetings of (i) the full Board of Directors held during the period in which he or she was a director in fiscal 2024, and (ii) the committees of the Board of Directors of which he or she was a member. The Company does not have a formal policy as to Board of Directors attendance at our Annual Meetings of Stockholders. All of the members of our Board of Directors who served as directors during fiscal 2024 attended last year’s virtual Annual Meeting of Stockholders, which was held on May 30, 2024.

Board of Directors Leadership Structure

Our Executive Chairman is also the principal executive officer of the Company. However, the Company believes that board independence is an important aspect of corporate governance, and the remaining six members of the Board of Directors are therefore independent directors. In addition, our independent directors hold periodically scheduled meetings, at which only independent directors are present. The Board of Directors believes that this leadership structure is appropriate for our Company, given the size and scope of our business, the experience and active involvement of our Executive Chairman and independent directors and our corporate governance practices, which include regular communication with and interaction between and among the Chief Financial Officer, the Executive Chairman and the independent directors. Mr. Sokolow is designated as the “lead independent director” of the Company’s Board of Directors.

Board of Directors Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight. In its risk oversight role, the Board of Directors must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed, including assessing major risk factors relating to the Company and its performance, and reviewing measures to address and mitigate risks. While the full Board of Directors is charged with overseeing risk management, various committees of the Board of Directors and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal and operational risks, and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern, which includes, but is not limited to, cybersecurity risks, related mitigation, and other related responses and activities.

Director Independence

The Board of Directors has evaluated each of its directors’ independence from Clarus based on the definition of “independence” established by NASDAQ and has determined that Ms. Ottmann and each of Messrs. Henning, House, Sokolow, Werner and Besca are independent directors, constituting a majority of the Board of Directors. The Board of Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In its review of each director’s or nominee’s independence from the Company, the Board of Directors reviewed whether any transactions or relationships currently exist or existed during the past year between each director or nominee and the Company and its subsidiaries, affiliates, equity investors or independent registered public accounting firm. The

Board of Directors also examined whether there were any transactions or relationships between each director or nominee and members of the senior management of the Company or their affiliates.

During fiscal 2024, the independent members of the Board of Directors held seven meetings and engaged in numerous informal discussions.

Stockholder Communications

Stockholders may send communications to our Board of Directors or any committee thereof by writing to the Board of Directors or any committee thereof at Clarus Corporation, Attention: Secretary, 2084 East 3900 South, Salt Lake City, UT 84124. The Secretary will distribute all stockholder communications to the intended recipients and/or distribute to the entire Board of Directors, as appropriate.

In addition, stockholders may also contact the non-management directors as a group or any individual director by writing to the non-management directors or the individual director, as applicable, at Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124.

Complaint Procedures

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee as follows: Clarus Corporation, Attention: Chairman of the Audit Committee, 2084 East 3900 South, Salt Lake City, UT 84124. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.”

Audit Committee

The Audit Committee is responsible for the oversight and evaluation of (i) the qualifications, independence and performance of our independent registered public accounting firm (“independent auditors”); (ii) the performance of our internal audit function; and (iii) the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting. In addition, the Audit Committee recommends to the Board of Directors the appointment of independent auditors and analyzes the reports and recommendations of such auditors. The Audit Committee also assesses major risk factors relating to the Company and its performance, and reviews measures to address and mitigate financial, legal and operational risks. The committee also prepares the Audit Committee report required by the rules of the SEC, which is included in this Proxy Statement on page 18.

Our Audit Committee is currently comprised of Messrs. Henning, House, Sokolow and Besca, with Mr. Besca serving as the Chairman. All of the members of our Audit Committee were determined by the Board of Directors to be independent of Clarus based on NASDAQ’s definition of “independence” and are able to read and understand the Company’s fundamental financial statements. The Board of Directors has determined that Messrs. Henning and Besca qualify as audit committee financial experts (as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder).

The duties of the Audit Committee of our Board of Directors include, among other responsibilities described in the Charter of the Audit Committee, the following:

●	reviewing and discussing with management and the independent auditors the annual audited financial statements, and recommending to our Board of Directors whether the annual audited financial statements should be included in our Annual Report on Form 10-K and whether the quarterly financial statements should be included in our Quarterly Reports on Form 10-Q;
●	discussing with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
●	discussing the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

●	discussing with the independent auditor any difficulties encountered in the course of the audit work;
●	reviewing disclosures made to the Audit Committee by the Company’s Executive Chairman and principal financial officer during their certification process for Annual Reports and Quarterly Reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein;
●	obtaining and reviewing a report from the independent auditor at least annually;
●	evaluating the qualifications, performance and independence of the independent auditor;
●	monitoring the independence of the independent auditors;
●	verifying the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by regulation;
●	setting clear hiring policies for the Company’s hiring of employees or former employees of the independent auditor, accounting for the pressures that may exist for auditors consciously or subconsciously seeking a job with the Company;
●	reviewing and approving all related party transactions, including reports and disclosures of insider and affiliated party transactions;
●	inquiring and discussing with management our compliance with applicable laws and regulations, and discussing with the Company’s legal counsel matters that may have a material impact on the financial statements or the Company’s compliance policies;
●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditors, including the fees and terms of the services to be performed, and establishing policies and procedures for the pre-approval of permitted services by the independent auditor or other registered public accounting firms on an on-going basis;
●	appointing and replacing the independent auditors;
●	determining the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing and issuing an audit report or related work;
●	annually reviewing cybersecurity, data, and privacy risks, assessing their impact on the Company’s business, financial performance, and reputation, while evaluating and enhancing policies, procedures, and systems to monitor, detect, mitigate, and resolve such threats with input from relevant personnel and advisors; and
●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

During fiscal 2024, the Audit Committee held five meetings, acted by unanimous written consent in lieu of a meeting one time, and also held numerous informal discussions. The Board of Directors has adopted a written Charter for the Audit Committee, a copy of which is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Compensation Committee

The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock incentive plans and makes recommendations to the Board of Directors concerning levels of compensation of our executive officers and other key managerial personnel as well as the adoption of incentive and stock plans. Pursuant to the Compensation Committee’s Charter (a copy of which is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance”), the Compensation Committee’s authority generally includes, among other things, the authority to do each of the following:

●	to assist the Board of Directors in developing and evaluating potential candidates for executive positions and to oversee the development of executive succession plans;
●	to review and approve corporate goals and objectives with respect to compensation for the Company’s senior management team, evaluate the senior management team’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the senior management team’s compensation levels based on this evaluation. In determining the long-term incentive component of the senior management team’s compensation, the Compensation Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s senior management team in past years;
●	to make recommendations to the Board of Directors with respect to non-senior management team compensation, incentive-compensation plans and equity-based plans. The Compensation Committee shall also provide oversight of senior management’s decisions concerning the performance and compensation of other Company officers;
●	to review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed. The Compensation Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans;
●	to produce the Compensation Committee report on executive compensation to be included in the Company’s Proxy Statement; and
●	to review on an annual basis director compensation and benefits.

The Compensation Committee has the authority to retain or obtain advice from, as well as determine the appropriate compensation of, such compensation consultants, outside counsel and other advisors as the Compensation Committee, in its sole discretion, may deem appropriate.

Our Compensation Committee is currently comprised of Messrs. House, Sokolow and Werner, and Ms. Ottmann, with Mr. House serving as the Chairman, all of whom were determined by the Board of Directors to be independent of the Company based on NASDAQ’s definition of “independence”. The Compensation Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2024, the Compensation Committee held three meetings, acted by unanimous written consent in lieu of a meeting one time, and also held numerous informal discussions.

Nominating/Corporate Governance Committee

The purpose of the Nominating/Corporate Governance Committee is to identify, evaluate and nominate candidates for election to the Board of Directors, as well as review Clarus’ corporate governance guidelines and other related documents for compliance with applicable laws and regulations such as the Sarbanes-Oxley Act of 2002 and the NASDAQ listing requirements. The Nominating/Corporate Governance Committee considers all qualified candidates identified by members of the Committee, by other members of the Board of Directors, and by senior management. The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders. Information with respect to a proposed nominee should be forwarded to Clarus Corporation, Attention: Secretary, at 2084 East 3900 South, Salt Lake City, UT 84124, and upon receipt, the Secretary will submit them to the Nominating/Corporate Governance Committee for its consideration. Such information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the SEC to be included in our Proxy Statement if such proposed nominee were to be included therein, as well as a consent executed by the proposed nominee to serve as director if elected as required by the rules and regulations of the SEC. In addition, the stockholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below. See “Requirements for Submission of Stockholder Proposals, Nomination of Directors and Other Business of Stockholders” for additional information on certain procedures that a stockholder must follow to nominate persons for election as directors.

Our Nominating/Corporate Governance Committee is currently comprised of Messrs. Sokolow, House and Werner, with Mr. Sokolow serving as the Chairman, all of whom were determined by the Board of Directors to be independent of the Company based on NASDAQ’s definition of “independence. The Nominating/Corporate Governance Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2024 the Nominating/Corporate Governance Committee held two meetings, acted by unanimous written consent in lieu of a meeting one time and held numerous informal discussions. A copy of the Nominating/Corporate Governance Committee’s Charter is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Candidates for the Board of Directors should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in the Company; have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to the Company and its stockholders; and have the ability and willingness to spend the time required to function effectively as a director of the Company. The Nominating/Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying candidates for director. Nevertheless, the Nominating/Corporate Governance Committee’s evaluation of director candidates takes into account their ability to contribute to the diversity of age, background, experience, viewpoints and other individual qualities and attributes represented on the Board of Directors.

The Nominating/Corporate Governance Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee evaluates nominees recommended by stockholders, by other individuals and by the search firms in the same manner, as follows: the Nominating/Corporate Governance Committee reviews biographical information furnished by or about the potential nominees to determine whether they have the experience and qualities discussed above; when a Board of Directors vacancy occurs or is anticipated, the Nominating/Corporate Governance Committee determines which of the qualified candidates to interview, based on the current needs of the Board of Directors and the Company, and members of the Nominating/Corporate Governance Committee meet with these individuals. If, after such meetings, the Nominating/Corporate Governance Committee determines to recommend any candidate to the Board of Directors for consideration, that individual is invited to meet with the entire Board of Directors. The Board of Directors then determines whether to select the individual as a director-nominee.

Special Committee

In response to the Company’s receipt of a non-binding indication of interest, dated September 15, 2023, from Mr. Warren B. Kanders, the Company’s Executive Chairman, to acquire the Company’s Precision Sport Segment, which was comprised of the Company’s wholly-owned subsidiaries Sierra Bullets, L.L.C. and Barnes Bullets – Mona, LLC (the “Precision Sport Segment”), the independent members of the Board of Directors formed a special committee comprised of independent directors (the “Special Committee”).  The Special Committee was comprised of Messrs. Sokolow, House and Walker with Mr. Sokolow serving as its chairman.

The Special Committee was formed for the purpose of, among other things, reviewing, considering, evaluating, negotiating, and ultimately determining whether to approve Mr. Kanders’ proposed offer to acquire the Precision Sport Segment and/or any alternative proposals received from any unaffiliated third parties.

On February 29, 2024, the Company and Everest/Sapphire Acquisition, LLC, its wholly-owned subsidiary, completed the sale to Bullseye Acquisitions, LLC, an affiliate of JDH Capital Company, of all of the equity associated with the Company’s Precision Sport Segment, pursuant to a Purchase and Sale Agreement dated as of December 29, 2023, by and among Bullseye Acquisitions, LLC, Everest/Sapphire Acquisition, LLC and the Company. Neither Bullseye Acquisitions, LLC nor JDH Capital Company, are affiliated with the Company or any of its officers or members of its Board of Directors.

During fiscal 2024, the Special Committee held one meeting and also held numerous informal discussions.

Director Summary Compensation Table

The following table summarizes the compensation earned by our serving non-employee directors for the fiscal year ended December 31, 2024:

						Change in
						Pension
						Value and
	Fees					Non-qualified
	Earned or				Non-Equity	Deferred
	Paid in	Stock	Option		Incentive Plan	Compensation	All Other
	Cash	Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(1)		($)	($)	($)	($)
Michael A. Henning	52,500	—	245,144	(2)	—	—	40,000	337,644
Donald L. House	47,500	—	245,144	(3)	—	—	40,000	332,644
Susan Ottmann	37,500	—	245,144	(4)	—	—	15,000	297,644
Nicholas Sokolow	57,500	—	245,144	(5)	—	—	55,000	357,644
Roger Werner(7)	28,750	—	245,144	(6)	—	—	—	273,894
Mark M. Besca(9)	—	—	19,939	(8)	—	—	—	19,939
(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see footnote 14, “Stock-Based Compensation Plan” in the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2024.
(2)	Mr. Henning’s option awards consist of the grant of (i) 60,000 options on March 11, 2024, valued at $182,724 and fully vesting on March 11, 2026, and (ii) 20,000 options on May 30, 2024, valued at $62,420 and fully vesting on March 31, 2025.
(3)	Mr. House’s option awards consist of the grant of (i) 60,000 options on March 11, 2024, valued at $182,724 and fully vesting on March 11, 2026 and (ii) 20,000 options on May 30, 2024, valued at $62,420 and fully vesting on March 31, 2025.
(4)	Ms. Ottmann’s option awards consist of the grant of (i) 60,000 options on March 11, 2024, valued at $182,724 and fully vesting on March 11, 2026, and (ii) 20,000 options on May 30, 2024, valued at $62,420 and fully vesting on March 31, 2025.
(5)	Mr. Sokolow’s option awards consist of the grant of (i) 60,000 options on March 11, 2024, valued at $182,724 and fully vesting on March 11, 2026, and (ii) 20,000 options on May 30, 2024, valued at $62,420 and fully vesting on March 31, 2025.
(6)	Mr. Werner’s option awards consist of the grant of (i) 60,000 options on March 11, 2024, valued at $182,724 and fully vesting on March 11, 2026, and (ii) 20,000 options on May 30, 2024, valued at $62,420 and fully vesting on March 31, 2025.
(7)	Mr. Werner was appointed to serve on the Company’s Board of Directors effective as of March 8, 2024.
(8)	Mr. Besca’s option awards consist of the grant of 10,000 options on December 5, 2024, valued at $19,939 and fully vesting on March 31, 2025.
(9)	Mr. Besca was appointed to serve on the Company’s Board of Directors effective as of December 5, 2024.

Discussion of Director Compensation

We pay three primary components of compensation to our non-management directors: an annual cash retainer, committee chairman fees, and equity awards, generally comprising of stock equity awards such as stock options. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties on our Board of Directors and its committees as well as the skill level required by the Company of members of the Board of Directors and the need to continue to attract highly qualified candidates to serve on our Board of Directors. Director compensation arrangements are reviewed annually to maintain such standards.

In 2024, members of our Board of Directors, other than Mr. Besca, were compensated as follows: (i) the non-employee directors serving on the Board of Directors each received an annual stock option grant at the Annual Meeting of Stockholders of 20,000 shares at an exercise price equal to the closing price of the Company’s common stock on the date of such grant, and vesting and becoming exercisable in four equal consecutive quarterly tranches; (ii) the non-employee directors serving on the Board of Directors each received an annual cash payment, payable in equal quarterly installments, in consideration for their services on the Board of Directors (with the annual cash compensation increased from $35,000 to $40,000 effective as of the third quarter, such that payments for the first and second quarters were made at the $35,000 rate and payments for the third and fourth quarters were made at the $40,000 rate); (iii) the non-employee directors serving on the Board of Directors each received a one-time stock option grant of 60,000 shares at an exercise price equal to the closing price of the Company’s common stock on the date of such grant, and vesting and becoming exercisable in three equal consecutive annual tranches beginning on the grant date; (iv) Mr. Sokolow, the lead independent director of the Board of Directors, received an additional annual payment of $10,000, payable in equal, quarterly installments, in consideration of his service as the lead independent director of the Board of Directors, (v) the chairmen of the respective committees of the Board of Directors, other than the Board of Directors’ Audit Committee, received an additional annual payment of $10,000, payable in equal quarterly installments, in consideration for their services as chairmen on the respective Board of Directors’ committees; and (vi) the chairman of the Board of Directors’ Audit Committee received an additional annual payment of $15,000, payable in equal quarterly installments, in consideration for his service as the chairman of the Board of Directors’ Audit Committee. Mr. Werner, who joined the Board of Directors during the first quarter, did not receive a payment for that quarter. Mr. Besca received a stock option grant of 10,000 shares on December 5, 2025, in connection with his appointment to the Board of Directors, at an exercise price equal to the closing price of the Company’s common stock on the date of such grant and vesting and becoming exercisable in two equal consecutive quarterly tranches.

In addition, upon the closing of the sale of the Company’s Precision Sport Segment on February 29, 2024, the independent members of the Board of Directors and the members of the Special Committee serving on the Board of Directors at that time received the following additional compensation in connection with their respective additional responsibilities as part of reviewing, considering, evaluating, negotiating, and ultimately determining whether to approve a possible sale of the Company’s Precision Sport Segment: (i) each of the then serving independent directors of the Board of Directors received a one-time payment in the amount of $15,000; (ii) each member of the Special Committee received a one-time payment in the amount of $25,000; (iii) Mr. Henning, as a special advisor to the Company and the Special Committee regarding internal audit matters, received a one-time payment in the amount of $25,000; and (iv) Mr. Sokolow, as chairman of the Special Committee, received a one-time payment in the amount of $15,000.

In 2024, our current employee director, Mr. Kanders, was compensated pursuant to his employment agreement (which is described below under the heading “Employment Agreements”).

Involvement in Certain Legal Proceedings

No director, executive officer or person nominated to become a director or executive officer has, within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting his involvement in any type of business, securities or banking activities or practice; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has appointed an Audit Committee consisting of four directors. Each of the members of the Audit Committee is independent from Clarus and is financially literate as that qualification is interpreted by the Board of Directors. The Board of Directors has adopted a written charter with respect to the Audit Committee’s roles and responsibilities.

Management is responsible for Clarus’ internal control and the financial reporting process. The external auditor is responsible for performing an independent audit of Clarus’ consolidated financial statements and internal control over financial reporting in accordance with auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has had various discussions with management and the independent auditors. Management represented to the Audit Committee that Clarus’ consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received the written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from Clarus and its management. The Audit Committee also considers whether the independent registered public accounting firm’s provision of audit and non-audit services to Clarus is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for its audit. The Audit Committee discussed with the independent auditors, with and without management present, the results of its audit, the evaluations of Clarus’ internal control over financial reporting, and the overall quality and integrity of financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements and the audit report on the audited financial statements and internal control over financial reporting be included in Clarus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Submitted by the Members of the Audit Committee of the Board of Directors:

Mark M. Besca (Chairman)

Michael A. Henning

Donald L. House

Nicholas Sokolow

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date hereof. Our executive officers are appointed by and serve at the discretion of the Board of Directors of Clarus.

Name	Age	Position
Warren B. Kanders	67	Executive Chairman
Michael J. Yates	59	Chief Financial Officer, Secretary and Treasurer

See “Biographical Information for Directors” for biographical information with respect to Warren B. Kanders.

Michael J. Yates, 59, has served as our Chief Financial Officer since January 2022 and as our Secretary and Treasurer since August 2023. Before joining the Company, Mr. Yates was with IDEX Corporation from October 2005 to January 2022, serving as the corporate controller from 2005 to 2010, the chief accounting officer from 2010 to 2022 and the interim chief financial officer from September 2016 to December 2016. Over his career at IDEX Corporation Mr. Yates had responsibility for several corporate and operating finance functions and was the principal accounting officer. Prior to IDEX Corporation, Mr. Yates spent 18 years in public accounting with KPMG LLP and PricewaterhouseCoopers LLP in various roles from 1987 to 2005. Mr. Yates graduated from Indiana University’s Kelly School of Business in 1987 with a Bachelor of Science degree in accounting.

There are no family relationships between our Named Executive Officers and any director of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Overview

The Compensation Committee assists the independent members of the Board of Directors in establishing a compensation package for Clarus’ Executive Chairman and assists the Board of Directors in establishing compensation packages for Clarus’ other Named Executive Officers, its key employees and non-employee directors as well as administering Clarus’ incentive plans. The Compensation Committee is generally responsible for setting and administering the policies which govern annual salaries of named executive officers, raises and bonuses and certain awards of stock options and common stock under the Company’s 2015 Stock Incentive Plan (or any predecessor or successor plan) and otherwise, and such responsibility is generally limited to the actions taken by the Compensation Committee, although at times the full Board of Directors has determined annual executive officer and key employee salaries, raises and bonuses as well as grants of stock options and common stock without having first received recommendations from the Compensation Committee. From time to time, the Compensation Committee reviews our compensation packages to ensure that they remain competitive with the compensation packages offered by similarly situated companies and continue to incentivize management and align management’s interests with those of our stockholders. Although we do not target executive compensation to any peer group median, we strive to provide a compensation package that is competitive in the market and rewards each executive officer’s performance.

The Compensation Committee is comprised of four directors, each of whom has considerable experience in executive compensation issues. Each member of the Compensation Committee meets the independence requirements specified by NASDAQ and by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). No member of the Compensation Committee has ever been an officer or employee of the Company, nor is there a direct or indirect relationship between any of the members of the Committee and any of the Company’s executive officers. The

Compensation Committee operates under a written charter adopted by the Board of Directors that is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Executive Compensation Philosophy and Objectives

The Compensation Committee continues to examine and refine our compensation philosophy, objectives and strategy throughout the fiscal year as part of our ongoing efforts to maintain “best practices” in this area and corporate governance in general. The general philosophy of our executive compensation program is to attract and retain talented management that are enthusiastic about our mission and culture while ensuring that our executive officers are compensated in a way that advances the interests of our stockholders. In pursuing these objectives, the Compensation Committee believes that it is critical that a substantial portion of each executive officer’s compensation be contingent upon our overall performance and the growth of the Company. The Compensation Committee is also guided by the principles that our compensation packages must be competitive, must support our overall strategy and objectives, must provide significant rewards for outstanding financial performance while establishing clear consequences for underperformance and must align management’s interests with the interests of stockholders by linking compensation with performance. Annual bonuses and long-term awards for our executive officers should take into account not only objective financial goals, but also individual performance goals that reinforce our core values, which include leadership, accountability, ethics and corporate governance. It is generally the Compensation Committee’s responsibility to determine the performance goals for the performance-based compensation payable to our Named Executive Officers, subject to ratification by the Board of Directors, and to certify compliance with such goals before such compensation is paid. Subject to this limitation, the Compensation Committee may also make recommendations to the Board of Directors with respect to compensation of our Named Executive Officers and, either alone or with the other independent members of our Board of Directors, determine and approve the compensation of our Named Executive Officers.

In determining the compensation packages for our Named Executive Officers, key employees and non-employee directors, the Compensation Committee and the Board of Directors have evaluated the history and performance of the Company, previous compensation practices and packages awarded to the Company’s executive officers, key employees and non-employee directors, and compensation policies and packages awarded to executive officers, key employees and non-employee directors at similarly situated companies.

Use of Outside Consultants

The Compensation Committee has the authority to retain and terminate any independent compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. In 2024, the Compensation Committee did not engage any such consultants to determine or recommend the amount or form of executive and director compensation discussed herein.

Compensation Program Components

Our executive compensation program emphasizes company performance, individual performance and an increase in stockholder value over time in determining executive pay levels. Our executive compensation program consists of three key elements: (i) annual base salaries; (ii) a performance-based annual bonus; and (iii) periodic grants of stock options and restricted stock awards. The Compensation Committee believes that this three-part approach best serves our and our stockholders’ interests by motivating executive officers to improve our financial position, holding executives accountable for the performance of the organizations for which they are responsible and by attracting key executives into our service. Under our compensation program, annual compensation for Named Executive Officers is composed of a significant portion of pay that is “at risk”, specifically, the annual bonus, stock options and restricted stock.

For the fiscal year ended December 31, 2024, the components of compensation for Named Executive Officers were: (i) cash compensation; (ii) equity-based compensation; and (iii) perquisites and other personal and additional benefits. Additional details on each element of our compensation program are outlined below.

Cash Compensation

Base Salary. In reviewing and approving the base salaries of our Named Executive Officers, the Compensation Committee considers the scope of work and responsibilities and other individual-specific factors; the recommendations of our Executive Chairman (except in the case of his own compensation); compensation for similar positions at similarly situated companies; and the executive officer’s experience. The Compensation Committee generally reviews executive officer and key employee salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year in connection with establishing the Company’s budget for the upcoming fiscal year. The employment agreements of our Named Executive Officers, other than Mr. Yates, are described below under the heading “Employment Agreements”. The Company does not have an employment agreement with Mr. Yates, who was appointed to serve as the Company’s Chief Financial Officer effective as of January 3, 2022.

On November 13, 2020, Mr. Kanders’ annual base salary of $350,000 that was previously established pursuant to his employment agreement dated June 1, 2017 was increased to $425,000 effective as of January 1, 2021. On March 4, 2022, Mr. Kanders’ annual base salary was increased to $550,000 effective as of January 1, 2022. On March 14, 2023, Mr. Kanders’ annual base salary was increased to $600,000 effective as of January 1, 2023, pursuant to the terms of his new employment agreement, dated as of March 14, 2023 (the “Kanders Employment Agreement”), which annual base salary did not increase in 2024.  In establishing the 2024 salary of Mr. Kanders, the Compensation Committee and the Board of Directors considered his extensive investment, capital raising, acquisition and operating expertise, as well as the responsibilities and duties required by his role as executive chairman of a public company. The Compensation Committee and the Board of Directors also considered, among other things, Mr. Kanders’ increased responsibilities as a result of the 2023 departures of Messrs. Walbrecht and Kuehne and his importance to the operations and continued future success of the Company.

Mr. Kanders devotes only as much of his time as is necessary to the affairs of the Company and also serves in various capacities with other public and private entities, including not-for-profit entities.

In 2022 and 2023, the annual base salary for Mr. Yates was $400,000. On January 1, 2024, Mr. Yates’ annual base salary was increased to $432,000. In establishing Mr. Yates base salary, the Compensation Committee considered, among other things, the compensation for similar positions at similarly situated companies, as well as the responsibilities and duties required by his role as chief financial officer of a public company. The Compensation Committee and the Board of Directors also considered, among other things, Mr. Yates’ increased responsibilities as a result of the 2023 departures of Messrs. Walbrecht and Kuehne.

Performance-Based Annual Bonus. With regard to the performance-based compensation of any Named Executive Officer, the Compensation Committee generally establishes the performance goals and then certifies the satisfaction of such performance goals prior to the payment of the performance-based bonus compensation. In reviewing and approving the annual performance-based bonus for our executive officers, the Compensation Committee may also consider an executive officer’s contribution to the overall performance of Clarus, as well as annual bonuses awarded to persons holding similar positions at similarly situated companies.

On July 1, 2024, Mr. Kanders received a discretionary cash performance bonus in the amount of $500,000. In establishing the discretionary bonus, the Compensation Committee and the Board of Directors considered Mr. Kanders’ exceptional leadership in connection with redefining, reinvigorating and repositioning the Company for success following the divesture of the Company’s Precision Sport segment, his efforts to improve shareholder outreach resulting in significant shareholders showing support for the Company by increasing their ownership in shares of the Company’s common stock, as well as improving the quality of the Company’s management through hiring highly experienced and dedicated executives to guide the Company’s Outdoor and Adventure segments. The Compensation Committee and the Board of Directors also considered, among other things, that Mr. Kanders had not received a cash performance bonus since the year ended December 31, 2020.

On March 5, 2025, Mr. Kanders received a discretionary annual cash performance bonus in the amount of $330,000 for the performance of his services in 2024. In establishing the discretionary annual cash bonus, the Compensation Committee and the Board of Directors considered, among other factors, Mr. Kanders’ contributions to the Company’s performance and achievement of key milestones during the year ended December 31, 2024, including, but not limited to, the Company’s attainment of certain revenue, EBITDA, and net working capital targets, as well as improvements in cash flow following the divestiture of the Company’s Precision Sport segment.

On February 20, 2024, the Compensation Committee and the Board of Directors determined to award Mr. Yates a discretionary cash bonus for the performance of his services in 2023, pursuant to which he was paid $300,000, representing a target of 75% of his 2023 base salary. In determining to award a discretionary cash bonus to Mr. Yates, the Compensation Committee took into account, among other things, his contributions to the Company’s performance and achievement of certain milestones during the year ended December 31, 2023, including, but not limited to: (i) Mr. Yates’ increased responsibilities as result of the 2023 departures of Messrs. Walbrecht and Kuehne; and (ii) Mr. Yates’ material contributions to the Company’s successful sale of its Precision Sports Segment on February 29, 2024, pursuant to a Purchase and Sale Agreement dated as of December 29, 2023, by and among Bullseye Acquisitions, LLC, Everest/Sapphire Acquisition, LLC and the Company.

On March 5, 2025, Mr. Yates received a discretionary cash performance bonus in the amount of $178,000 for the performance of his services in 2024. In establishing the discretionary bonus, the Compensation Committee and the Board of Directors considered, among other factors, Mr. Yates’ contributions to the Company’s performance and achievement of key milestones during the year ended December 31, 2024, including, but not limited to, the Company’s attainment of certain revenue, EBITDA, and net working capital targets, as well as improvements in cash flow following the divestiture of the Company’s Precision Sport segment.

Base salary, incentive compensation and the amount of discretionary bonus (total cash compensation) earned in 2024, 2023 and 2022 by the Named Executive Officers are reflected in the “Salary,” and “Bonus,” columns in the Summary Compensation Table set forth on page 26 of this Proxy Statement.

Equity-Based Compensation

2015 Stock Incentive Plan

We believe that equity-based compensation is the most effective means of creating a long-term link between the compensation provided to executive officers and other key management personnel and the returns realized by the stockholders. In 2024, the Company maintained the 2015 Stock Incentive Plan to incentivize executive officers and other key employees. The 2015 Stock Incentive Plan is designed to give the Board of Directors discretion and flexibility in designing incentive compensation packages to align the goals of management with those of our stockholders and to motivate executive officers and key employees to improve the operations of the Company, thereby maximizing stockholder value. Pursuant to the 2015 Stock Incentive Plan, the Board of Directors may issue to employees, officers, directors, consultants, independent contractors and advisors of the Company and its subsidiaries incentive stock options, nonqualified stock options, and restricted stock awards.

Awards under the 2015 Stock Incentive Plan help relate a significant portion of an employee’s long-term remuneration directly to stock price appreciation realized by all our stockholders and align an employee’s interests with that of our stockholders. The Compensation Committee believes equity-based incentive compensation aligns executive and stockholder interests because (i) the use of a multi-year lock-up or vesting schedule or milestone based vesting schedule for equity awards encourages executive retention and emphasizes long-term growth, and (ii) paying a significant portion of management’s compensation in our equity provides management with a powerful incentive to increase stockholder value over the long-term. The specific types and size of awards to be granted (other than options granted to non-employee directors) and the terms and conditions of such awards are determined by the Compensation Committee subject to the provisions of the 2015 Stock Incentive Plan.

On January 3, 2022, the Company issued and granted to Mr. Yates options to purchase 30,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan, having an exercise price per share of $27.65, which vested in three equal consecutive annual tranches on each of December 31, 2022, December 31, 2023, and December 31, 2024, respectively.

On March 4, 2022, the Company issued and granted to Mr. Kanders restricted stock awards comprised of 500,000 restricted shares of the Company’s common stock, pursuant to the 2015 Stock Incentive Plan, all of which will vest if, on or before March 4, 2032, the closing share price of the Company’s common stock shall have equaled or exceeded $50.00 per share for twenty consecutive trading days. In determining to grant the restricted stock awards to Mr. Kanders, the Compensation Committee and the Board of Directors took into account, among other things, Mr. Kanders’ contributions to the Company’s performance and achievement of certain milestones during the year ended December 31, 2021, including, but not limited to: (i) revenues achieved by the Company in 2021 as compared to 2020, (ii) helping the Company to successfully navigate through challenges of the COVID-19 pandemic, including corresponding supply chain and logistic challenges, (iii) the increased total shareholder return as of December 31, 2021 compared to as of  December 31, 2020, (iv) acquiring and integrating Rhino-Rack and MAXTRAX in 2021, and (v) completing a secondary public offering in the amount of $85 million.

Pursuant to the terms of the Kanders Employment Agreement, a restricted stock award consisting of 500,000 restricted shares of common stock was granted to Mr. Kanders on March 14, 2023 under the Company’s 2015 Stock Incentive Plan of which (i) 250,000 shares shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $15.00 per share for twenty consecutive trading days; and (ii) 250,000 shares shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $18.00 per share for twenty consecutive trading days.

On March 11, 2024, the Company issued and granted to Mr. Kanders options to purchase 500,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan, having an exercise price per share of $6.75, of which, (i) 250,000 shares of common stock vested and became exercisable on March 11, 2025, and (ii) 250,000 shares of common stock will vest and become exercisable on March 11, 2026. In determining to grant the options to Mr. Kanders, the Compensation Committee and the Board of Directors took into account, among other things, the substantial additional responsibilities of Mr. Kanders in connection with reinvigorating the Company following the expected divesture of the Company’s Precision Sport segment.

On March 11, 2024 the Company issued and granted to Mr. Yates (i) options to purchase 118,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan, having an exercise price per share of $6.75, of which, (A) 59,000 shares of common stock vested and became exercisable on March 11, 2025, and (B) 59,000 shares of common stock will vest and become exercisable on March 11, 2026, and (ii) restricted stock awards comprised of 50,000 restricted shares of the Company’s Stock, pursuant to the 2015 Stock Incentive Plan, of which, (A) 25,000 shares of common stock vested and became non-forfeitable on March 11, 2025, and (B) 25,000 shares of common stock will vest and become non-forfeitable on March 11, 2026. In determining to grant the options and restricted stock awards to Mr. Yates, the Compensation Committee and the Board of Directors took into account, among other things, the substantial additional responsibilities of Mr. Yates in connection with reinvigorating the Company following the expected divesture of the Company’s Precision Sport segment.

Equity based compensation earned in 2024, 2023 and 2022 by the Named Executive Officers are reflected in the “Stock Awards,” and “Option Awards,” columns in the Summary Compensation Table set forth on page 26 of this Proxy Statement.

Perquisites and Other Personal and Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

The Company maintains qualified 401(k) plans that provide for discretionary Company contributions up to the applicable Internal Revenue Service limits.

The Company also provides Named Executive Officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

The costs to the Company associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table set forth on page 26 of this Proxy Statement.

Accounting and Tax Considerations

Our Compensation Committee and Board of Directors designs compensation programs that are in the best long-term interests of the Company and our shareholders, with deductibility of compensation being one of a variety of considerations taken into account.

Timing of Equity Awards

The timing of our equity award grants is not intended to be influenced by the release of material nonpublic information. Equity awards, including stock options and other stock-based compensation, are generally granted at previously scheduled meetings of the Board of Directors and the Compensation Committee. In accordance with the Company’s 2015 Stock Incentive Plan, all stock options and stock awards are granted with an exercise price and value equal to the fair market value of the Company’s common stock, determined as the closing price on the date of grant. The Compensation Committee may also approve equity-based grants in connection with the hiring or promotion of executive officers. To ensure compliance with best governance practices and mitigate the risk of improper grant timing, the Company generally seeks to avoid granting equity awards within the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information (including earnings results), and ending at least one business day after such disclosure. This is intended to prevent the appearance of opportunistic grant practices and align with regulatory expectations. The Compensation Committee periodically reviews its equity grant policies, including timing considerations, to ensure ongoing compliance with applicable laws, regulations, and best corporate governance practices.

Anti-Hedging Policy

Our insider trading policy provides that Company Insiders and Covered Persons (each as defined in the insider trading policy) may not sell the Company’s securities short and/or buy or sell puts or calls or other derivative securities on the Company’s securities.  Additionally, the insider trading policy further provides that any such Company Insiders and Covered Persons may not enter into hedging or monetization transactions or similar arrangements or contracts which have short selling features to them (e.g. forward sales contracts) with respect to the Company’s securities without the approval of the Executive Chairman of the Board of Directors or the Chairman’s designee.  A copy of our insider trading policy is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Clawback

Awards granted under the 2015 Stock Incentive Plan are subject to the Clarus Corporation Compensation Recovery Policy (the “Compensation Recovery Policy”), which contains the required criteria and process for recovering certain erroneous incentive-based compensation awarded to or earned or received by certain officers of the Company, as required by the Exchange Act, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. securities laws.  In addition, the Compensation Committee also may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events. The Board of Directors may require a participant to forfeit, return, or reimburse us for all or a portion of the award and/or shares issued under the award, any amounts paid under the award, and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with Compensation Recovery Policy, award agreements or applicable laws.  A copy of our Compensation Recovery Policy is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Post-Employment and Other Events

Termination, death, disability and change-in-control events may trigger the payment of certain compensation to the Named Executive Officers that is not available to all salaried employees. Such compensation payable to our current Named Executive Officers is discussed under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Role of Executive Officers in Compensation Decisions

The Compensation Committee assists the Board of Directors in determining the total compensation of our Named Executive Officers, and oversees the design and administration of compensation and benefit plans for all of the Company’s employees. Certain executive officers, including our Named Executive Officers, may attend a portion of most regularly scheduled Compensation Committee meetings, excluding executive sessions, to present topical issues for discussion and education as well as specific recommendations for review. The Compensation Committee also obtains input from our legal, finance and tax advisors, as appropriate.

Summary

The Compensation Committee believes that the total compensation package has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the market value of our common stock. The tables in this Executive Compensation section reflect the compensation structure established by the Compensation Committee.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Submitted by the Members of the Compensation Committee of the Board of Directors:

Donald House (Chairman)

Nicholas Sokolow

Susan Ottmann

Roger Werner

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Compensation Committee by reference therein.

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned for the periods presented below by our Named Executive Officers.

						Non-Equity	Non-qualified
				Stock	Option	Deferred	Deferred	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation		Total
Position	Year	($)	($)	($)(1)	($)(2)	Earnings	Earnings	($)		($)
Warren B. Kanders	2024	604,616	830,000	—	1,532,250	—	—	75,796	(3)	3,042,662
Executive Chairman	2023	601,923	—	4,045,819	—	—	—	76,368		4,724,110
	2022	550,000	—	7,686,720	—	—	—	77,288		8,314,008

Michael J. Yates(4)	2024	430,240	178,000	337,500	361,611	—	—	34,738	(5)	1,342,089
Chief Financial Officer, Secretary and Treasurer	2023	400,000	300,000	—	—	—	—	41,040		741,040
	2022	400,000	—	—	312,255	—	—	27,267		739,522
(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see the footnote titled “Stock-Based Compensation Plan” in the financial statements contained in the Annual Reports on Form 10-K for the years ended December 31, 2024, December 31, 2023, and December 31, 2022.
(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see the footnote titled “Stock-Based Compensation Plan” in the financial statements contained in the Annual Reports on Form 10-K for the years ended December 31, 2024, December 31, 2023, and December 31, 2022.
(3)	“All Other Compensation” amount for Mr. Kanders in 2024 consists of the following items: health, short-term and long-term disability, and AD&D, $68,799; and life insurance, $6,997.
(4)	Mr. Michael J. Yates was appointed to serve as the Company’s Chief Financial Officer effective as of January 3, 2022, and has also served as our Secretary and Treasurer since August 31, 2023.
(5)	“All Other Compensation” amount for Mr. Yates in 2024 consists of the following items: 401(k) matching contributions, $11,247; health, short-term and long-term disability, $21,325; and life insurance and AD&D, $2,166.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards in fiscal year 2024 to our Named Executive Officers.

All Other
								All Other		Option			Grant
								Stock Awards:		Awards:		Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number of		Number of		or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Shares		Securities		Price of	Stock and
		Plan Awards			Plan Awards			of Stock		Underlying		Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options		Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)		(#)		($)	($)
Warren B. Kanders	3/11/2024	—	—	—	—	—	—	500,000	(1)	—		—	$1,532,250
Michael J. Yates	3/11/2024	—	—	—	—	—	—	118,000	(2)	—		—	$361,611
Michael J. Yates	3/11/2024	—	—	—	—	—	—	—		50,000	(3)	—	$337,500
(1)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan.
(2)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan.
(3)	Restricted stock award granted pursuant to the Company’s 2015 Stock Incentive Plan.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2024:

	Option Awards							Stock Awards
												Equity
											Equity	Incentive
											Incentive	Plan Awards:
											Plan Awards:	Market or
					Equity Incentive					Market	Number of	Payout Value
					Plan Awards:					Value of	Unearned	of Unearned
	Number of		Number of		Number of			Number of		Shares or	Shares,	Shares,
	Securities		Securities		Securities			Shares or		Units of	Units or	Units or
	Underlying		Underlying		Underlying			Units of		Stock That	Other Rights	Other Rights
	Unexercised		Unexercised		Unexercised	Option	Option	Stock That		Have Not	That Have	That Have
	Options (#)		Options (#)		Unearned	Exercise	Expiration	Have Not		Vested	Not Vested	Not Vested
Name	Exercisable		Unexercisable		Options (#)	Price ($)	Date	Vested (#)		($)	(#)	($)
Warren B. Kanders	500,000	(1)	—		—	6.80	3/9/28	—		—	—	—
	150,000	(2)	—		—	13.21	6/5/29	—		—	—	—
	255,997	(3)	—		—	14.39	12/2/30	—		—	—	—
	—		—		—	—	—	500,000	(4)	2,255,000	—	—
	—		—		—	—	—	500,000	(5)	2,255,000	—	—
	—		500,000	(6)	—	6.75	3/11/34	—		—	—	—

Michael J. Yates	30,000	(7)	—		—	27.65	1/3/32	—		—	—	—
	—		118,000	(8)	—	6.75	3/11/34	—		—	—	—
	—		—		—	—	—	50,000	(9)	225,500	—	—
(1)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on March 9, 2018. Options to purchase 100,000 shares of common stock vested and became exercisable on each of December 31, 2018, December 31, 2019, December 31, 2020, December 31, 2021, and December 31, 2022, respectively.
(2)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on June 5, 2019. Options to purchase 50,000 shares of common vested and became exercisable on each of June 5, 2020, June 5, 2021 and June 5, 2022, respectively.

(3)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on December 2, 2020. Options to purchase (i) 85,331 shares of common stock vested and became exercisable on December 2, 2021; and (ii) 85,333 shares of common stock vested and became exercisable on each of December 2, 2022 and December 2, 2023, respectively.
(4)	Restricted stock award granted pursuant to the Company’s 2015 Stock Incentive Plan on March 4, 2022, of which 500,000 shares of common stock will vest if on or before March 4, 2032, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $50.00 per share for twenty consecutive trading days.
(5)	Restricted stock award granted pursuant to the Company’s 2015 Stock Incentive Plan on March 14, 2023 of which (i) 250,000 shares of common stock shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $15.00 per share for twenty consecutive trading days; and (ii) 250,000 shares of common stock shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $18.00 per share for twenty consecutive trading days.
(6)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on March 11, 2024. Options to purchase (i) 250,000 shares of common stock vested and became exercisable on March 11, 2025, and (ii) 250,000 shares of common stock shall vest and become exercisable on March 11, 2026.
(7)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on January 3, 2022. Options to purchase 10,000 shares of common stock vested and became exercisable on each of December 31, 2022, December 31, 2023 and December 31, 2024, respectively.
(8)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on March 11, 2024. Options to purchase (i) 59,000 shares of common stock vested and became exercisable on March 11, 2025, and (ii) 59,000 shares of common stock shall vest and become exercisable on March 11, 2026.
(9)	Restricted stock award granted pursuant to the Company’s 2015 Stock Incentive Plan on March 11, 2024, of which (i) 25,000 shares of common stock vested and became exercisable on March 11, 2025, and (ii) 25,000 shares of common stock shall vest on March 11, 2026.

Option Exercises and Stock Vested During Fiscal 2024

The following table sets forth information concerning the exercise of stock option awards and vesting of stock awards in fiscal year 2024 to our Named Executive Officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on		Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)		on Vesting ($)
Warren B. Kanders	—	$—	116,666	(1)	$722,163
(1)	Restricted stock award granted pursuant to the Company’s 2015 Stock Incentive Plan on January 7, 2019, of which 116,666 shares of common stock vested on January 28, 2024. The restricted stock award vested upon the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock equaling or exceeding $15.00 per share for twenty consecutive trading days, which condition was satisfied on January 28, 2021. The closing price of the common stock on the vesting date was $6.19.

Pension Benefits — Fiscal 2024

There were no pension benefits earned by our Named Executive Officers during the fiscal year ended December 31, 2024.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

The Company does not have any non-qualified defined contribution or other non-qualified deferred compensation plans covering its Named Executive Officers.

Potential Payments Upon Termination or Change-in-Control

The tables below reflect the amount of compensation payable to each of the current Named Executive Officers of the Company in the event of termination of such executive officer’s employment. The amount of compensation payable to each current Named Executive Officer upon voluntary termination; retirement; involuntary not-for-cause termination; involuntary for cause termination; termination following a change-in- control; retention following a change-in-control; and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2024. The amounts shown thus include amounts earned through such times and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment.

In the event that Mr. Kanders’ employment is terminated by the Company without “cause”, by Mr. Kanders for “Good Reason” (as such terms are defined in the “Kanders Employment Agreement” described below under the heading “Employment Agreements), which includes the Company’s uncured breach of any material provision of the Kanders Employment Agreement, any material diminution in the authority or responsibilities delegated to Mr. Kanders, or any reduction in Mr. Kanders’ annual base salary), or if the Company, or its applicable successors and assigns, does not offer to renew the Employment Agreement upon expiration of the term on substantially similar terms, Mr. Kanders will be entitled to receive, among other things, in one lump sum within thirty days of such termination: (A) five times the sum of (i) his highest annual base salary, plus (ii) the annual bonus for such year, in each case since January 1, 2020; plus (B) the amount of any accrued annual bonus; however, if Mr. Kanders is terminated without cause or Mr. Kanders terminates the Kanders Employment Agreement for Good Reason, any accrued annual bonus shall be payable only to the extent that the applicable performance targets for the year of termination are actually achieved; plus (C), except in the case of Mr. Kanders’ death or disability, five times the greatest annual amount of the full cost of maintaining his principal office. In addition, all grants of stock options and common stock granted under the Kanders Employment Agreement or otherwise shall vest and become immediately exercisable and saleable and any lock-up provisions applicable thereto, or to any options granted to Mr. Kanders, shall terminate.

Also, in the event of any termination of Mr. Kanders’ employment as described above, the following shall occur, and be provided or made available to Mr. Kanders at the times specified: (i) (A) all of Mr. Kanders’ benefits accrued under any employee pension, retirement, savings and deferred compensation plans of the Company shall become vested in full upon the date of such a termination; (B) any and all unvested stock options, restricted stock and other equity or equity-based awards (including, but not limited to, the shares of restricted stock granted to Mr. Kanders pursuant to the Kanders Employment Agreement) shall immediately vest as of the date of such termination; and (C) amounts which are vested or which Mr. Kanders is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, on or after his termination without regard to the performance by Mr. Kanders of further services or the resolution of a contingency shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have been awarded or accrued; (ii) Mr. Kanders (and any of his dependents) will be entitled to continue participation in all of the Company’s health benefit plans, for the period for which Mr. Kanders could elect COBRA continuation coverage under the Company’s health benefit plans as a result of his termination; and (iii) Mr. Kanders will have the right to have the Company’s (or applicable subsidiary’s) office lease that is used by Mr. Kanders assigned to him, and the Company will pay the lease payments for a period of five years from the date of such termination, and Mr. Kanders shall have the right to purchase any fixed assets in connection therewith (including but not limited to automobiles) that he enjoyed the use of during the term at such assets’ then-depreciated book value. The foregoing payments and benefits described in this paragraph with respect to Mr. Kanders are referred to herein as the “Additional Kanders Termination Benefits”.

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer, no additional benefits are paid.

Payments Made Upon Permanent Disability or Death

In the event of Mr. Kanders’ death, his designees would be entitled to $134,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees. The Company also maintains term life insurance on Mr. Kanders in the amount of $2,000,000 for the benefit of his designees. Additionally, in the event of his termination due to permanent disability or death, the Kanders Employment Agreement provides that Mr. Kanders will be entitled to receive, among other things, in one lump sum within thirty days of such termination: (A) five times the sum of (i) his highest annual base salary, plus (ii) the annual bonus for such year, in each case since January 1, 2020; plus (B) the amount of any accrued annual bonus. In addition, all grants of stock options and common stock granted under the Kanders Employment Agreement or otherwise shall vest and become immediately exercisable and saleable and any lock-up provisions applicable thereto, or to any options granted to Mr. Kanders, shall terminate. Mr. Kanders will also be entitled to receive the Additional Kanders Termination Benefits.

In the event of Mr. Yate’s death, his beneficiary would be entitled to receive $300,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

Payments Made Upon a Change-in-Control

Pursuant to the terms of the Kanders Employment Agreement, in the event that Mr. Kanders’ employment is terminated by Mr. Kanders or the Company or its successor or assigns within two years following the occurrence of a “change in control” of the Company (other than a termination by the Company for cause during such period), Mr. Kanders will be entitled to receive, among other things, in one lump sum within thirty days of such termination: (A) five times the sum of (i) his highest annual base salary, plus (ii) the annual bonus for such year, in each case since January 1, 2020; plus (B) the amount of any accrued annual bonus; plus (C), five times the greatest annual amount of the full cost of maintaining his principal office provided, however, that in the event of a change in control, if the Company or the acquiror requests Mr. Kanders to provide consulting services described in the Kanders Employment Agreement, then the lump sum payment described above shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Kanders will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Employment Agreement during such period. In addition, all grants of stock options and common stock granted under the Kanders Employment Agreement or otherwise shall vest and become immediately exercisable and saleable and any lock-up provisions applicable thereto, or to any options granted to Mr. Kanders, shall terminate. Mr. Kanders will also be entitled to receive the Additional Kanders Termination Benefits.

Pursuant to the terms of the Kanders Employment Agreement, a change-in-control is deemed to occur in the event that:

●	the members of the Board of Directors as of March 14, 2023, cease to constitute a majority of the Board of Directors provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Board of Directors shall be considered as though such individual was a member of the Board of Directors as of such date;

●	the Company shall have been sold by either (A) a sale of all or substantially all its assets, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited; or
●	any party, other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing 50% or more of the total voting power of all the then-outstanding voting securities of the Company.

Warren B. Kanders

The following table shows the potential payments upon termination, permanent disability or death of Warren B. Kanders, the Company’s Executive Chairman, as well as a change-in-control of the Company, which includes payments payable pursuant to the terms of the Kanders Employment Agreement, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

	Voluntary	For Cause	Without Cause		Change-in-Control		Change-in-
	Termination on	Termination on	Termination on		and Termination		Control	Disability on		Death on
Executive Benefits and Payments	12/31/24	12/31/24	12/31/24		on 12/31/24		12/31/24	12/31/24		12/31/24
Upon Separation	($)	($)	($)		($)		($)	($)		($)
Compensation
Cash Severance – Salary and Bonus	—	—	4,650,000	(1)	4,650,000	(1)	—	4,650,000	(1)	4,650,000	(1)
Stock Options	—	—	245,000	(2)	245,000	(2)	—	245,000	(2)	245,000	(2)
Restricted Stock	—	—	4,510,000	(3)	4,510,000	(3)	—	4,510,000	(3)	4,510,000	(3)
Benefits & Perquisites
Life Insurance	—	—	—		—		—	—		2,134,000	(4)
Insurance/Health Benefits	—	—	111,479	(5)	111,479	(5)	—	111,479	(5)	111,479	(5)
Disability Income	—	—	—		—		—	—		—
Office Expense Reimbursement	—	—	—	(6)	—	(6)	—	—		—
Total	—	—	9,516,479		9,516,479		—	9,516,479		11,650,479
(1)	Mr. Kanders would be entitled to receive an amount equal to (A) five times the sum of (i) his highest annual base salary; plus (ii) the annual bonus for such year, in each case since January 1, 2020; plus (B) the amount of any accrued annual bonus.
(2)	The unvested portion of an aggregate of options to purchase 750,000 shares of common stock would vest and become nonforfeitable. Valued using the December 31, 2024, market price of $4.51 per share.
(3)	An unvested restricted stock award of 1,000,000 shares of common stock previously granted to Mr. Kanders would vest and become nonforfeitable. Valued using the December 31, 2024, market price of $4.51 per share.
(4)	Upon Mr. Kanders’ death, his designees would be entitled to $134,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees. The Company also maintains term life insurance on Mr. Kanders in the amount of $2,000,000 for the benefit of his designees.
(5)	Mr. Kanders (and any of his dependents) would be entitled to continue participation in all of the Company’s health benefit plans, for the period for which Mr. Kanders could elect COBRA continuation coverage under the Company’s health benefit plans as a result of his termination.
(6)	Mr. Kanders would be entitled to receive an amount equal five times the greatest annual amount of the full cost of maintaining Mr. Kanders’ principal office.

Michael J. Yates

The following table shows the potential payments upon termination, permanent disability or death of Michael J. Yates, the Company’s Chief Financial Officer, as well as a change-in-control of the Company.

	Voluntary	For Cause	Without Cause	Change-in-Control	Change-in-
	Termination on	Termination on	Termination on	and Termination	Control	Disability on	Death on
Executive Benefits and Payments	12/31/24	12/31/24	12/31/24	on 12/31/24	12/31/24	12/31/24	12/31/24
Upon Separation	($)	($)	($)	($)	($)	($)	($)
Compensation
Cash Severance – Salary	—	—	—	—	—	—	—
Stock Options	—	—	—	—	—	—	—
Restricted Stock	—	—	—	—	—	—	—
Benefits & Perquisites
Insurance & Life Insurance	—	—	—	—	—	—	300,000	(1)
Disability Income	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	300,000
(1)	Upon Mr. Yates’ death, his beneficiary would be entitled to receive $300,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

Pay Ratio Disclosure

The 2024 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2024, other than our Executive Chairman, was $67,021. The 2024 annual total compensation of Mr. Kanders, our Executive Chairman, was $3,042,662, and the ratio of these amounts was 45 to 1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. For these purposes, we identified the median compensated employee using total taxable wages paid to our employees in fiscal 2024, annualizing the salaries paid to new employees that did not work the full fiscal year. After identifying such median compensated employee, we calculated annual total compensation for such employee using the same methodology we used for our Executive Chairman and other Named Executive Officers. Using this methodology, the annual total compensation in 2024 for our median employee was $67,021.

We determined our total workforce, excluding our Executive Chairman, to consist of 492 employees.

PAY VERSUS PERFORMANCE

As required and set forth by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation paid to our named executive officers and the financial performance of the Company.

Pay Versus Performance Table

					Value of Initial
			Average		Fixed $100
			Summary	Average	Investment
	Summary		Compensation	Compensation	Based on:
	Compensation	Compensation	Table Total for	Actually Paid	Total	Peer Group
	Table Total for	Actually Paid	Non-PEO	to Non-PEO	Shareholder	Shareholder	Net	Adjusted
	PEO	to PEO	NEOs	NEOs	Return	Return	Income	EBITDA
Year	($)	($)(1)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)
2024	3,042,662	245,518	1,342,089	1,023,408	35.28	178.14	(88,437)	6,875
2023	4,724,110	2,973,299	443,435	208,285	52.81	146.81	(15,788)	1,214
2022	8,314,008	(17,349,302)	1,662,173	(3,273,967)	59.15	112.11	(69,780)	62,959
2021	7,721,987	16,860,440	2,016,345	9,081,793	206.49	155.34	26,093	61,503
2020	5,167,252	6,158,606	1,755,471	2,503,523	114.31	130.70	5,545	22,389
(1)	Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as computed in accordance with Item 402(v) of Regulation S-K, which includes the individuals indicated in the table below for each respective fiscal year. Amounts do not reflect the actual amount of compensation earned by or paid to the PEO or other NEOs during the applicable year. Each of Mr. Walbrecht’s and Mr. Kuehne’s employment with the Company were terminated on March 31, 2023 and August 31, 2023, respectively.

Year	PEO	Non-PEO NEOs
2024	Warren B. Kanders	Michael J. Yates
2023	Warren B. Kanders	John C. Walbrecht, Aaron J. Kuehne, and Michael J. Yates
2022	Warren B. Kanders	John C. Walbrecht, Aaron J. Kuehne, and Michael J. Yates
2021	Warren B. Kanders	John C. Walbrecht and Aaron J. Kuehne
2020	Warren B. Kanders	John C. Walbrecht and Aaron J. Kuehne

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

		Starting					Adjusted
		Amount:	Deducted:	Added:	Added:	Added	Amount:
						The change
					The change	(positive or
					(positive or	negative) as of
					negative) as of	the vesting date
					the end of the	(from the end
				The fair value	covered fiscal	of the prior
				as of the end of	year (from the	fiscal year) in
				the covered	end of the prior	fair value of
				fiscal year of all	fiscal year) in	any stock
				stock awards	fair value of any	awards granted
			The grant date	granted during	stock awards	in any prior
			fair value of all	the covered	granted in any	fiscal year for
			stock awards	fiscal year	prior fiscal	which all vesting
			granted in the	that were	year that are	conditions were
			applicable year,	outstanding and	outstanding and	satisfied at the
			as reported in	unvested as of	unvested as of	end of or
	Named	Summary	the Summary	the end of the	the end of the	during the	Compensation
	Executive	Compensation	Compensation	covered	covered	covered	Actually
Year	Officers	Table Total	Table	fiscal year	fiscal year	fiscal year	Paid
2024	PEO	3,042,662	1,532,250	737,900	(1,919,962)	(82,832)	245,518
	Non-PEO NEOs	1,342,089	699,111	385,550	—	(5,120)	1,023,408
2023	PEO	4,724,110	4,045,819	2,509,095	(379,217)	165,131	2,973,299
	Non-PEO NEOs	443,435	—	—	(290,994)	55,845	208,285
2022	PEO	8,314,008	7,686,720	1,532,741	(15,549,564)	(3,959,767)	(17,349,302)
	Non-PEO NEOs	1,662,173	1,128,981	210,784	(2,634,635)	(1,383,308)	(3,273,967)
2021	PEO	7,721,987	7,230,085	9,656,730	4,306,153	2,405,655	16,860,440
	Non-PEO NEOs	2,016,345	1,176,020	3,040,100	3,438,208	1,763,161	9,081,793
2020	PEO	5,167,252	4,750,626	1,608,634	830,665	3,302,681	6,158,606
	Non-PEO NEOs	1,755,471	1,144,187	1,565,179	213,150	113,910	2,503,523
(2)	Cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(3)	Represents the peer group Total Shareholder Return of the companies included in the NASDAQ Global Select Market Composite and the Russell 2000 Index.
(4)	Represents the amount of net income reflected in the Company’s audited financial statements for the applicable year. On February 29, 2024, the Company completed the sale of the Company’s Precision Sport segment. The activities of the Precision Sport segment have been segregated and reported as discontinued operations for the years ended December 31, 2023 and December 31, 2024, and as a result are excluded from net income for the 2023 and 2024 fiscal years, respectively.
(5)	Adjusted EBITDA is a non-GAAP measure. We define “EBITDA” as earnings before interest, taxes, other income or expense, depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain noncash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, transaction costs, contingent consideration, inventory fair value of purchase accounting, impairment of goodwill and indefinite-lived intangible assets, stock-based compensation, and other one-time items. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, see our press release announcing the Company’s results for the fourth quarter and year ended December 31, 2024, attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on March 6, 2025. We selected Adjusted EBITDA as the Company-selected measure due to it being an important financial performance measure that helps link compensation actually paid to the Company’s NEOs to the Company’s performance for the most recently completed fiscal year. In particular, Adjusted EBITDA is utilized by the Compensation Committee and the Board of Directors as part of their evaluation and consideration to award annual performance-based compensation to our NEOs. On February 29, 2024, the Company completed the sale of the Company’s Precision Sport segment. The activities of the Precision Sport segment have been segregated and reported as discontinued operations for the years ended December 31, 2023, and December 31, 2024, and as a result are excluded from Adjusted EBITDA for the 2023 and 2024 fiscal years, respectively.

Relationship between Performance Measures and Compensation Actually Paid

The following graphs represent the relationship between “compensation actually paid,” as reflected in the Pay Versus Performance Table, to the Company’s PEO and other Named Executive Officers (expressed as an average) and the performance measures included in the Pay Versus Performance Table (Total Shareholder Return, Peer Group Total Shareholder Return, Net Income and Adjusted EBITDA).

Most Important Financial Performance Measures Table

The three items listed below represent the most important performance metrics we used to determine Compensation Actually Paid. We believe Adjusted EBITDA represents the most important financial performance measure used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024.

●	Adjusted EBITDA
●	Total Shareholder Return (TSR)
●	Net Income

EMPLOYMENT AGREEMENTS

Warren B. Kanders

On March 14, 2023, Company and Mr. Kanders entered into a new Employment Agreement (the “Kanders Employment Agreement”), which provides for Mr. Kanders’ continued employment as Executive Chairman, for a term to commencing effective as of January 1, 2023 (the “Commencement Date”) and terminating on the fifth anniversary of the Commencement Date, subject to earlier termination as provided therein. Mr. Kanders is entitled to an annual base salary of $600,000, subject to annual review by the Compensation Committee as more particularly provided in the Kanders Employment Agreement.

In addition to any other bonuses that the Compensation Committee may award to Mr. Kanders in their sole discretion, Mr. Kanders is entitled to receive a minimum cash bonus of 100% of his annual base salary in each year of the term so long as the Company achieves the Company’s target for earnings before interest, taxes, depreciation and amortization (“EBITDA”), as computed by the Company on a consistent basis for such year as reflected in the annual budget approved by the Board of Directors (the “Annual Bonus”). In the sole discretion of the Compensation Committee and the Board of Directors, any Annual Bonus may be increased based on performance and such other factors as the Compensation Committee may deem appropriate.

Mr. Kanders will also be entitled, at the sole and absolute discretion of the Board of Directors or the Compensation Committee, to participate in other bonus plans of the Company, including but not limited to the 2015 Stock Incentive Plan (or any predecessor or successor plan). Furthermore, and without limiting the foregoing, on March 14, 2023, the Company granted to Mr. Kanders a restricted stock award of 500,000 shares of the Company’s common stock (the “Restricted Stock”), which are subject to the following vesting and lapse of restrictions: (i) (A) 250,000 shares of Restricted Stock shall vest upon the achievement of a closing price of at least $15.00 per share of the Company’s common stock on the NASDAQ Global Select Market or other national or regional stock exchange on which such securities are then listed for a period of twenty (20) consecutive trading days; and (B) 250,000 shares of Restricted Stock shall vest upon the achievement of a closing price of at least $18.00 per share of the Company’s common stock on the NASDAQ Global Select Market or other national or regional stock exchange on which such securities are then listed for a period of twenty (20) consecutive trading days; (ii) any shares not vested based on the foregoing closing share price of the Company’s common stock upon the tenth anniversary of the grant date shall be forfeited and be null and void; and (iii) the vesting, and/or forfeiture, of the Restricted Stock, may be accelerated in accordance with the terms of the Kanders Employment Agreement.

The Kanders Employment Agreement contains confidentiality obligations as well as a non-competition covenant effective during the term of his employment and for a period of eighteen months after the expiration, or three years after the termination, of the Kanders Employment Agreement.

Upon the termination of the Kanders Employment Agreement by Mr. Kanders or the Company or its successor or assigns within two years following the occurrence of a “change in control” of the Company (other than a termination by the Company for cause during such period), due to Mr. Kanders’ death, by the Company due to Mr. Kanders’ permanent disability, by the Company without cause, by Mr. Kanders for Good Reason (which includes the Company’s uncured breach of any material provision of the Kanders Employment Agreement, any material diminution in the authority or  responsibilities delegated to Mr. Kanders, or any reduction in Mr. Kanders’ annual base salary), or if the Company, or its applicable successors and assigns, does not offer to renew the Employment Agreement upon expiration of the term on substantially similar terms (each a “Section 4(f) Termination”), Mr. Kanders, or his duly appointed representative shall be entitled to receive, in one lump sum within thirty days of such termination: (A) five times the sum of (i) his highest annual base salary, plus (ii) the Annual Bonus for such year, in each case since January 1, 2020; plus (B) the amount of any accrued Annual Bonus; however, if Mr. Kanders is terminated without cause or he terminates the Kanders Employment Agreement for Good Reason, any accrued Annual Bonus shall be payable only to the extent that the applicable performance targets for the year of termination are actually achieved; plus (C) except in the case of Mr. Kanders’ death or permanent disability, five times the greatest annual amount of the full cost of maintaining his principal office; provided, however, that in the event of a change in control, if the Company or the acquiror requests Mr. Kanders to provide consulting services described in the Kanders Employment Agreement, then the lump sum payment described above shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Kanders will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Kanders Employment Agreement during such period.

In the event of a Section 4(f) Termination, the following shall occur, and be provided or made available to Mr. Kanders at the times specified: (i) (A) all of Mr. Kanders’ benefits accrued under any employee pension, retirement, savings and deferred compensation plans of the Company shall become vested in full upon the date of such Section 4(f) Termination (other than with respect to unvested stock options, restricted stock and other equity or equity-based awards, the terms of which are separately addressed in the next succeeding clause); (B) any and all unvested stock options, restricted stock and other equity or equity-based awards (including, but not limited to, the Restricted Stock) shall immediately vest as of the date of such Section 4(f) Termination; and (C) amounts which are vested or which Mr. Kanders is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, on or after his termination without regard to the performance by Mr. Kanders of further services or the resolution of a contingency shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have been awarded or accrued. Furthermore, the benefits set forth in clause (C), which are applicable to Mr. Kanders, shall also be payable to Mr. Kanders in the event he is terminated for cause, or if Mr. Kanders terminates the Kanders Employment Agreement without Good Reason; (ii) Mr. Kanders (and any of his dependents) will be entitled to continue participation in all of the Company’s health benefit plans, for the period for which Mr. Kanders could elect COBRA continuation coverage under the Company’s health benefit plans as a result of his termination; and (iii) Mr. Kanders will have the right to have the Company’s (or applicable subsidiary’s) office lease that is used by Mr. Kanders assigned to him, and the Company will pay the lease payments for a period of five years from the date of such termination, and Mr. Kanders shall have the right to purchase any fixed assets in connection therewith (including but not limited to automobiles) that he enjoyed the use of during the term at such assets’ then-depreciated book value. Notwithstanding anything to the contrary otherwise provided in the Employment Agreement, in the event of any Section 4(f) Termination, all grants of stock options and common stock granted under the Kanders Employment Agreement or otherwise shall vest and become immediately exercisable and saleable and any lock-up provisions applicable thereto, or to any options granted to the Mr. Kanders, shall terminate.

In the event that the Kanders Employment Agreement is terminated by the Company with cause, or by Mr. Kanders unless such termination constitutes a Section 4(f) Termination, all unvested grants of stock options and common stock under the Kanders Employment Agreement or otherwise shall terminate and be null and void.

Upon the termination of the Kanders Employment Agreement by the Company for cause, or by Mr. Kanders (except for Good Reason or upon his death or disability), Mr. Kanders shall be entitled to receive by wire transfer of immediately available funds, in one lump sum, within five business days of such termination, any then-accrued and unpaid portion of the annual base salary.

In the event that Mr. Kanders fails to comply with any of his obligations under the Kanders Employment Agreement, including, without limitation, the confidentiality and non-compete provisions, Mr. Kanders will be required to repay any payments or benefits received by him as a result of a Section 4(f) Termination as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Kanders Employment Agreement. All payments and benefits provided under the Kanders Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

The Kanders Employment Agreement contains provisions designed to reduce (but not below 0) any payments otherwise required to be paid to Mr. Kanders if the same would result in the imposition of an excise tax under Section 4999 of the Code, to the minimum extent necessary so that such excise tax is not imposed. The Kanders Employment Agreement also contains provisions intended to comply with Section 409A of the Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2024 fiscal year, none of the members of our Compensation Committee (i) served as an officer or employee of the Company or its subsidiaries; (ii) was formerly an officer of the Company or its subsidiaries; or (iii) entered into any transactions with the Company or its subsidiaries. During the 2024 fiscal year, none of our executive officers (i) served as a member of the Compensation Committee (or other Board of Directors committee performing similar functions or, in the absence of any such committee, the Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) served as director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) served as member of the Compensation Committee (or other Board of Directors committee performing similar functions or, in the absence of any such committee, the Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the SEC’s rules, a related person is a director, officer, nominee for director, or five percent (5%) stockholder of the Company since the beginning of the last fiscal year and their respective affiliates or immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent (5%) of our capital stock.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee is responsible for reviewing and approving all related person transactions. In addition, the Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

These practices are undertaken pursuant to written policies and procedures contained in: (i) the Charter of the Audit Committee of the Company’s Board of Directors, which vests the Audit Committee with the responsibility for the Company’s compliance with legal and regulatory requirements; (ii) the Company’s Amended and Restated Corporate Governance Guidelines, which vests in the Board of Directors and its committees the specific function of ensuring processes are in place for maintaining the integrity of compliance with law and ethics, and requiring that directors recuse themselves from any discussion or decision affecting their personal, business or professional interests; and (iii) the Company’s Code of Business Conduct and Ethics, which requires compliance with applicable laws and regulations, the avoidance of conflicts of interest, and prohibits the taking of corporate opportunities for personal benefit. In addition, as a Delaware corporation, we are subject to Section 144 of the DGCL, which provides, among other things, that related party transactions involving the Company and our directors or officers need to be approved by a majority of disinterested directors or a duly authorized committee of the Board of Directors comprised of disinterested directors after disclosure of the material facts relating to the interested transaction in question.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP audited the financial statements and related internal control over financial reporting of the Company as of and for the year ended December 31, 2024. The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of Deloitte & Touche LLP as of and for the current year ending December 31, 2025. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment by Board of Directors of the firm of Deloitte & Touche LLP to audit the financial statements and related internal control over financial reporting of the Company as of and for the current year ending December 31, 2025. Representatives of that firm are expected to be available at the Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by our Bylaws, our Charter of the Audit Committee or applicable law, and is not a binding proposal, the Audit Committee has determined that requesting ratification by stockholders of its selection of Deloitte & Touche LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2025.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for Clarus by Deloitte & Touche LLP for the fiscal years ended December 31, 2024 and 2023 were as follows:

	Fiscal 2024	Fiscal 2023
Audit Fees	$1,539,893	$1,712,632
Audit Related Fees	$—	$—
Tax Fees	$538,189	$489,117
All Other Fees	$—	$—
Total	$2,078,082	$2,201,749

Audit Fees. Deloitte & Touche LLP was engaged as our independent registered public accounting firm to audit our annual consolidated financial statements, to audit our internal control over financial reporting, to perform reviews of our quarterly consolidated financial statements, for services provided in connection with registration statements, and for services provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees. None.

Tax Fees. The amounts Deloitte & Touche LLP billed us for professional services rendered for tax compliance, tax advice, or tax planning.

Auditor Independence. The Audit Committee has considered the non-audit services provided by Deloitte & Touche LLP determined that the provision of such services had no effect on Deloitte & Touche LLP’s independence from Clarus.

Audit Committee Pre-Approval Policy and Procedures.

The Audit Committee must review and pre-approve all audit and non-audit services provided by Deloitte & Touche LLP, our independent registered public accounting firm, and has adopted a Pre-Approval Policy. In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence. Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.

Since the engagement of Deloitte & Touche LLP by the Company on June 11, 2018, the Audit Committee has not waived the pre-approval requirement for any services rendered by Deloitte & Touche LLP to Clarus. All of the services provided by Deloitte & Touche LLP to Clarus described above were pre-approved by the Audit Committee.

PROPOSAL 3

APPROVAL OF THE CLARUS CORPORATION

AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN

We are asking stockholders to approve the Clarus Corporation Amended and Restated 2015 Stock Incentive Plan, which is an amendment and restatement of the Clarus Corporation 2015 Stock Incentive Plan previously adopted by the Board of Directors and approved by stockholders on December 11, 2015. On April 16, 2025, the Company’s Board of Directors approved and adopted, subject to the approval of the Company’s stockholders, the Amended and Restated 2015 Stock Incentive Plan to succeed the 2015 Stock Incentive Plan.

The purpose of the Amended and Restated 2015 Stock Incentive Plan is to advance the interests of the Company and its stockholders by enabling the Company and its affiliates to: (i) attract, motivate and retain a talented management team to achieve superior results; (ii) provide market competitive equity incentive opportunities that are linked to the growth and profitability of the Company and increases in stockholder value; and (iii) align the interests of key executives and members of the Board of Directors with those of our stockholders.

The Amended and Restated 2015 Stock Incentive Plan permits the Compensation Committee, or a subcommittee thereof, to grant incentive stock options, within the meaning of Section 422 of the Code to Company employees and any parent and subsidiary companies’ employees, and for the grant of nonqualified stock options, restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), performance units, and performance shares to the Company’s employees, directors, and consultants and any parent and subsidiary companies’ employees and consultants.

Stockholder approval of the Amended and Restated 2015 Stock Incentive Plan would constitute approval of the issuance of 7,500,000 shares of the Company’s common stock. Of the 7,500,000 shares of the Company’s common stock, no more than 5,625,000 shares may be issued as full-value awards under Sections 6 and 7 of the Plan. The maximum number of shares that may be issued as incentive stock options is 7,500,000.

Our common stock is listed on NASDAQ under the symbol “CLAR”. The NASDAQ listing rules require stockholder approval of the Amended and Restated 2015 Stock Incentive Plan. In addition, the Board of Directors is asking our stockholders to approve the Amended and Restated 2015 Stock Incentive Plan in order to qualify stock options for treatment as incentive stock options for purposes of Section 422 of the Code.

The material amendments to the 2015 Stock Incentive Plan include, but are not limited to: (i) reducing the number of shares available for issuance under the 2015 Stock Incentive Plan from 12,436,040 (after giving effect to the aggregate annual increases provided therein) to a fixed share reserve of 7,500,000 shares of the Company’s common stock available for grant under the Amended and Restated 2015 Stock Incentive Plan; (ii) the removal of the evergreen provision previously included in the 2015 Stock Incentive Plan, which provided for annual increases of 5% of the number of shares outstanding from the end of the prior year in question; and (iii) an extension of the plan’s term to the tenth (10th) anniversary of the effective date of the Amended and Restated 2015 Stock Incentive Plan. In addition to these amendments, other non-material revisions were made to align the plan with the latest applicable laws, rules, regulations, and current best practices.

The material features of the Amended and Restated 2015 Stock Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Amended and Restated 2015 Stock Incentive Plan, the full text of which is set forth as Appendix A to this Proxy Statement.

Why We Believe You Should Vote For This Proposal

The Amended and Restated 2015 Stock Incentive Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, SARs, restricted stock, RSUs, performance shares and performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of common stock, for the purpose of providing our non-employee directors, officers and other employees of the Company and its affiliates, and certain consultants of the Company and its affiliates, incentives and rewards for service and/or performance.

We believe our success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended and Restated 2015 Stock Incentive Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of the Company’s common stock as part of our compensation program is also important because equity-based awards help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

As of April 14, 2025, approximately 12,436,040 shares of common stock remained available for issuance under the 2015 Stock Incentive Plan. If the Amended and Restated 2015 Stock Incentive Plan is not approved, the current 2015 Stock Incentive Plan will terminate, and the Company will not have the ability to issue equity-based compensation.  If that were to occur, we may be compelled to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders. In addition, replacing equity awards with cash would increase our cash compensation expenses and require the use of cash that could otherwise be better utilized elsewhere.

Awards Outstanding and Historical Grants

The following provides additional information on total equity awards outstanding and total grants made in the last three fiscal years under the 2015 Stock Incentive Plan.

Overhang

As of
December 31, 2024
Number of outstanding options under the 2015 Stock Incentive Plan	3,131,747
Weighted average exercise price of outstanding options under the 2015 Stock Incentive Plan	$10.18
Weighted average remaining term of outstanding options under the 2015 Stock Incentive Plan	6.3 Years
Number of outstanding full-value awards under the 2015 Stock Incentive Plan(1)	1,100,000
Total number of shares of common stock outstanding	38,362,162
(1)

Outstanding awards (other than options) under the 2015 Stock Incentive Plan as disclosed in the footnote titled “Stock-Based Compensation Plan” in the financial statements contained in the Annual Reports on Form 10-K for the year ended December 31, 2024.  For purposes of this disclosure, “full-value awards” refers to awards other than stock options or SARs. As of December 31, 2024, there were no outstanding SARs.

The total number of shares subject to outstanding awards under the 2015 Stock Incentive Plan as described above as of December 31, 2024 (which shares will be reduced to the extent any such awards are forfeited or settled prior to the effective date of the Amended and Restated 2015 Stock Incentive Plan), plus the 7,500,000 shares proposed to be authorized for future awards under the Amended and Restated 2015 Stock Incentive Plan,  represent a total potential overhang of approximately 23.4% of the Company’s fully-diluted common stock as of December 31, 2024. The Amended and Restated 2015 Stock Incentive Plan significantly reduces the total number of shares authorized for issuance by eliminating the automatic annual share increase and capping the share reserve at a fixed amount. We believe this approach reflects a balanced and stockholder-aligned commitment to long-term equity compensation while responsibly managing dilution.

Burn Rate

The following table summarizes our equity compensation activity for the prior three fiscal years. Our three-year average burn rate, calculated as the average annual number of shares subject to equity awards granted, divided by the weighted-average number of shares of common stock outstanding during each respective year, was approximately 2.7%.

	Fiscal 2024	Fiscal 2023	Fiscal 2022
Number of options granted	1,249,500	75,000	440,000
Number of stock units granted	100,000	500,000	700,000
Total Share Usage(1)	1,349,500	575,000	1,140,000
Weighted-average number of shares of common stock outstanding(1)	38,305,447	37,485,313	37,201,405
Burn Rate	3.52%	1.53%	3.06%
(1)

Reflects the gross number of shares underlying awards made to employees and non-employee directors during the respective fiscal year as disclosed in the footnote titled “Stock-Based Compensation Plan” in the financial statements contained in the Annual Reports on Form 10-K for the year ended December 31, 2024.

In determining the number of shares to request for approval under the Amended and Restated 2015 Stock Incentive Plan, the Board of Directors considered several factors, including but not limited to our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended and Restated 2015 Stock Incentive Plan.

If the Amended and Restated 2015 Stock Incentive Plan is approved, we intend to utilize the shares authorized under the Amended and Restated 2015 Stock Incentive Plan to continue our practice of incentivizing key individuals through equity grants. As noted below, the Compensation Committee  retains full discretion under the Amended and Restated 2015 Stock Incentive Plan to determine the number and amount of awards to be granted under the Amended and Restated 2015 Stock Incentive Plan, subject to the terms of the Amended and Restated 2015 Stock Incentive Plan, and future benefits that may be received by participants under the Amended and Restated 2015 Stock Incentive Plan are not determinable at this time.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents certain information about shares of the Company’s common stock that may be issued under our equity compensation plans as of December 31, 2024:

Plan Category	(A) Number of securities to be issued upon exercise of outstanding, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	4,231,747	$15.55	12,436,040

Total	4,231,747	$15.55	12,436,040
(1)

Consists of stock options and restricted stock awards issued and issuable under the 2015 Stock Incentive Plan. There are a total of 1,100,000 restricted stock awards included in column (A) that do not have an exercise price. Excluding these restricted stock awards, the weighted average exercise price of outstanding options, warrants and rights is $10.18.

Summary of the Amended and Restated 2015 Stock Incentive Plan

Authorized Shares Subject to the Amended and Restated 2015 Stock Incentive Plan

If approved, there will be 7,500,000 shares of our common stock authorized for issuance pursuant to the Amended and Restated 2015 Stock Incentive Plan, without any future annual increases as currently provided for in the existing 2015 Stock Incentive Plan. This is a reduction from the currently available 12,436,040 shares under the 2015 Stock Incentive Plan after taking into account the annual increases thereunder.

Shares of the Company’s common stock that have been: (a) reserved for issuance under stock options which have expired or otherwise terminated without issuance of the underlying shares, (b) reserved for issuance or issued under an award granted under the Amended and Restated 2015 Stock Incentive Plan but are forfeited or are repurchased by the Company at the original issue price, or (c) reserved for issuance or issued under an award that otherwise terminates without shares being issued, shall be available for issuance. In the event of the exercise of SARs, whether or not granted in tandem with stock options, only the number of shares of common stock actually issued in payment of such SARs shall be charged against the number of shares of common stock available for the grant of awards under the Amended and Restated 2015 Stock Incentive Plan, and any shares of common stock subject to tandem stock options, or portions thereof, which have been surrendered in connection with any such exercise of SARs shall not be charged against the number of shares of common stock available for the grant of awards under the Amended and Restated 2015 Stock Incentive Plan. Notwithstanding anything to the contrary contained herein, shares of common stock that are subject to an award under the Amended and Restated 2015 Stock Incentive Plan shall not again be made available for issuance or delivery under the Amended and Restated 2015 Stock Incentive Plan if such shares are (a) tendered in payment of a stock option, or (b) delivered or withheld by the Company to satisfy any tax withholding obligation.

Plan Administration

The Amended and Restated 2015 Stock Incentive Plan will be administered by the Compensation Committee. Any power, authority or discretion granted to the Compensation Committee may also be taken by the Board of Directors. In addition, if the Company determines it is desirable to qualify transactions under the Amended and Restated 2015 Stock Incentive Plan as exempt under Rule 16b-3 under the Exchange Act, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the Amended and Restated 2015 Stock Incentive Plan, the Compensation Committee has the power to administer the Amended and Restated 2015 Stock Incentive Plan and make all determinations deemed necessary or advisable for administering the Amended and Restated 2015 Stock Incentive Plan, including, but not limited to, the power to determine the fair market value of the Company’s common stock, select the persons to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the Amended and Restated 2015 Stock Incentive Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the Amended and Restated 2015 Stock Incentive Plan and awards granted under it, prescribe, amend, and rescind rules, regulations, and sub-plans relating to the Amended and Restated 2015 Stock Incentive Plan, and modify or amend each award, including, but not limited to, the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. To the extent that any award is subject to Section 409A of the Code, the Amended and Restated 2015 Stock Incentive Plan and applicable award agreements will be interpreted and administered to comply with Section 409A. Awards may be modified to conform to Section 409A requirements, and no acceleration or deferral will occur except as permitted under the Code. The Compensation Committee may also authorize the Company to conduct an exchange program or buy out outstanding awards with participant consent, subject to applicable legal and stockholder approval requirements. The Compensation Committee’s decisions, interpretations, and other actions are final and binding on all participants.

Stock Options

Stock options may be granted under the Amended and Restated 2015 Stock Incentive Plan. The exercise price of options granted under the Amended and Restated 2015 Stock Incentive Plan will be determined by the Compensation Committee and may be greater, less than, or equal to the fair market value of our common stock on the date of grant; provided that: (i) the exercise price of any incentive stock options will be not less than 100% of the fair market value of our common stock on the date of grant, and (ii) with respect to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding common stock, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The term of an option may not exceed ten years. Notwithstanding the foregoing, an incentive stock option may be granted with an exercise price lower than 100% of the fair market value in connection with an assumption of or substitution for another award as provided in the Amended and Restated 2015 Stock Incentive Plan to the extent permitted by the Code.

The Compensation Committee will determine the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the Compensation Committee, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for twelve months (or such shorter or longer time period not exceeding five years as may be determined by the Compensation Committee). In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the Amended and Restated 2015 Stock Incentive Plan, the Compensation Committee determines the other terms and conditions of options.

Stock Appreciation Rights

SARs may be granted under Plan. SARs allow the recipient to receive the appreciation in the fair market value of our common stock occurring between the exercise date and the date of grant. SARs may not have a term exceeding ten years. After the termination of service of an employee, director, or consultant, he or she may exercise his or her stock appreciation rights for the period of time stated in his or her SARs agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the SARs will remain exercisable for twelve months. In all other cases, in the absence of a specified time in an award agreement, the SARs will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the Amended and Restated 2015 Stock Incentive Plan, the Compensation Committee determines the other terms of SARs, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be equal to the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the Amended and Restated 2015 Stock Incentive Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee will determine the number of shares of restricted stock that may be granted to any employee, director, or consultant and, subject to the provisions of the Amended and Restated 2015 Stock Incentive Plan, will determine the terms and conditions of such awards. The Compensation Committee may impose whatever conditions to vesting it determines to be appropriate (for example, the Compensation Committee may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the Compensation Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the Compensation Committee provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture. Participants holding restricted stock awards will be entitled to receive all dividends and other distributions paid with respect to shares underlying such awards, unless the Compensation Committee specifies otherwise at the time of grant. If such dividends or distributions are paid in shares of our common stock, the additional shares of common stock will be subject to the same transfer and forfeiture restrictions as the underlying restricted stock awards.

Restricted Stock Units

RSUs may be granted under the Amended and Restated 2015 Stock Incentive Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of the Amended and Restated 2015 Stock Incentive Plan, the Compensation Committee determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The Compensation Committee may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Compensation Committee in its discretion. The Compensation Committee, in its sole discretion, may pay earned RSUs in the form of cash, in shares of our common stock, or in some combination thereof. Notwithstanding the foregoing, the

Compensation Committee, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied. Participants will have no voting rights with respect to RSUs until the date shares are issued with respect to such RSUs. The Compensation Committee may provide that a participant is entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the applicable RSUs are settled or forfeited in accordance with the Amended and Restated 2015 Stock Incentive Plan. The Compensation Committee may, at its sole discretion, elect to settle vested RSUs in cash having a fair market value equal to the number of shares of common stock otherwise issuable under the RSUs. Rights to dividend equivalents may be made part of any award of RSUs at the discretion of and on the terms determined by the Compensation Committee with payment in cash or common stock subject to the same restrictions as the underlying RSUs.

Performance Units and Performance Shares

Performance units and performance shares may be granted under the Amended and Restated 2015 Stock Incentive Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Compensation Committee for the participant are achieved or the awards otherwise vest. The Compensation Committee will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The Compensation Committee may set performance objectives based on the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Compensation Committee in its discretion, subject to applicable federal or state securities laws. After the grant of a performance unit or performance share, the Compensation Committee, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the Compensation Committee on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The Compensation Committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares, or in some combination thereof. Participants will have no voting rights with respect to performance units and/or performance shares until the date shares are issued with respect to such performance units and/or performance shares. The Compensation Committee may provide that a participant is entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the applicable performance shares are settled or forfeited in accordance with the Amended and Restated 2015 Stock Incentive Plan.

Eligibility

Any person who is selected by the Compensation Committee to receive benefits under the Amended and Restated 2015 Stock Incentive Plan and who is at that time either an employee (including officers and directors who are also employees) or non-employee director of the Company or any of its affiliates (as described and defined in the Amended and Restated 2015 Stock Incentive Plan) or consultant of the Company or any of its affiliates, is eligible to participate in the Amended and Restated 2015 Stock Incentive Plan. As of April 14, 2025, there were approximately 492 employees and five non-employee directors of the Company eligible to participate in the Amended and Restated 2015 Stock Incentive Plan. The basis for participation in the Amended and Restated 2015 Stock Incentive Plan is being eligible and selected by the Compensation Committee or its designee to receive a grant thereunder.

Non-Transferability of Awards

Unless the Compensation Committee provides otherwise, the Amended and Restated 2015 Stock Incentive Plan generally will not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If the Compensation Committee makes an award transferrable, such award will contain such additional terms and conditions as the Compensation Committee deems appropriate.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Amended and Restated 2015 Stock Incentive Plan, the Compensation Committee will adjust the number and class of shares that may be delivered under the Amended and Restated 2015 Stock Incentive Plan and/or the number, class, and price of shares covered by each outstanding award and the numerical share limits set forth in the Amended and Restated 2015 Stock Incentive Plan.

Corporate Transactions

The Amended and Restated 2015 Stock Incentive Plan provides that in the event of a merger with or into another corporation or entity or a Change-of-Control Event (as defined in the Amended and Restated 2015 Stock Incentive Plan), each outstanding award will be subject to the terms of the agreement effectuating the Change-of-Control Event, which may treat awards differently and need not apply uniformly. Without a participant’s consent, such agreement may provide for: (i) continuation of outstanding awards by the Company (if it remains as the successor); (ii) assumption of outstanding awards by the acquiring or successor entity (or its parent), with appropriate adjustments in accordance with Section 424(a) and/or 409A of the Code; (iii) substitution of substantially equivalent awards by the successor (or its parent), with similar adjustments; (iv) full or partial acceleration of vesting or lapse of repurchase/forfeiture restrictions; (v) settlement of awards in cash, equivalents, or successor securities equal to fair market value, with cancellation of such awards, including deferred or installment payments and continued service-based vesting provided such terms are not less favorable than the original award; or (vi) cancellation of awards for no consideration if determined to have no value.

Clawback

Awards are subject to the Clarus Corporation Compensation Recovery Policy (the “Compensation Recovery Policy”) and to recovery under applicable laws, including the requirements of the Exchange Act. The Compensation Recovery Policy sets forth the criteria and procedures for recovering certain erroneous incentive-based compensation awarded to, earned by, or received by certain officers of the Company, as required by the Exchange Act, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. securities laws.  In addition, the Compensation Committee may also specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events. The Board of Directors may require a participant to forfeit, return, or reimburse us for all or a portion of the award and/or shares issued under the award, any amounts paid under the award, and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with the Compensation Recovery Policy, award agreements or applicable laws.

Anti-Dilution Protection

In the event of any changes in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, subject to any required action by the Board of Directors or the stockholders of the Company and compliance with applicable securities laws, equitable adjustments with respect to awards or any provisions of the Amended and Restated 2015 Stock Incentive Plan will be made as deemed necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the Amended and Restated 2015 Stock Incentive Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Compensation Committee has the authority to amend, suspend, or terminate the Amended and Restated 2015 Stock Incentive Plan, provided such action does not impair the existing rights of any participant. The Amended and Restated 2015 Stock Incentive Plan will continue in effect until terminated by the Compensation Committee, but no incentive stock options or nonqualified stock options may be granted after ten years from the date the Amended and Restated 2015 Stock Incentive Plan is adopted by the Board of Directors.

New Plan Benefits

It is not presently possible to determine the benefits or amounts that will be received by or allocated to participants under the Amended and Restated 2015 Stock Incentive Plan or that would have been received by or allocated to participants for the last completed fiscal year if the Amended and Restated 2015 Stock Incentive Plan had then been in effect because awards under the Amended and Restated 2015 Stock Incentive Plan will be made at the discretion of the Compensation Committee.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax rules relevant to awards under the Amended and Restated 2015 Stock Incentive Plan, based upon the Code as currently in effect. These rules are highly technical and subject to change in the future, and the discussion does not purport to be a complete description of the tax aspects of the Amended and Restated 2015 Stock Incentive Plan. Moreover, the following summary relates only to U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different. Recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options

The Amended and Restated 2015 Stock Incentive Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Code. A recipient who is granted an incentive stock options will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the recipient disposes of the shares purchased pursuant to the incentive stock options more than two years after the date of grant and more than one year after the transfer of the shares to the recipient (the required statutory “holding period”), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the sale price of the shares and the exercise price; and (b) the Company will not be entitled to a deduction with respect to the shares of common stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, and (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the applicable shares of common stock. A sale for less than the exercise price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the exercise price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options

The recipient of a nonqualified stock option under the Amended and Restated 2015 Stock Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

Stock Appreciation Rights

A recipient who is granted SARs will not recognize any taxable income on the receipt thereof. Upon the exercise of a SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

Restricted Stock

A recipient will not be taxed at the date of an award of restricted stock, but will be taxed at ordinary income rates on the fair market value of any restricted stock as of the date that the restrictions lapse, unless the recipient, within thirty days after transfer of such restricted stock to the recipient, elects under Section 83(b) of the Code to include as income the fair market value of the restricted stock as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted stock, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the restricted stock upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Stock Units

A participant will normally not recognize taxable income upon an award of restricted stock units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount.

Performance Units and Performance Shares

Normally, a participant will not recognize taxable income upon the grant of performance shares and performance units. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any shares of common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

No Right to Continued Employment

The Amended and Restated 2015 Stock Incentive Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its affiliates.

Effective Date

The Amended and Restated 2015 Stock Incentive Plan shall become effective immediately upon approval by the Company’s stockholders. If the Amended and Restated 2015 Stock Incentive Plan is not approved by the Company’s stockholders, no awards will be granted under the plan as amended and restated. Upon stockholder approval of the Amended and Restated 2015 Stock Incentive Plan, the 2015 Stock Incentive Plan will be terminated, no further awards will be granted under it, and any shares of the Company’s common stock then remaining available for grant under the 2015 Stock Incentive Plan will be canceled. However, 4,231,747 shares of the Company’s common stock subject to outstanding awards granted under the 2015 Stock Incentive Plan prior to its termination will remain available for issuance pursuant to those awards in accordance with their terms.

Registration With The SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the Amended and Restated 2015 Stock Incentive Plan with the SEC pursuant to the Securities Act as soon as practicable after approval of the Amended and Restated 2015 Stock Incentive Plan by our stockholders.

Vote Required for Approval

The affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the adoption and approval of the of the Amended and Restated 2015 Stock Incentive Plan. If the stockholders do not approve the Amended and Restated 2015 Stock Incentive Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matter properly comes before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange) various reports as to ownership of such capital stock. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2024 fiscal year were timely filed with the SEC.

FORM 10-K

We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124, Attention: Secretary.

HOW TO PARTICIPATE IN THE VIRTUAL-ONLY MEETING

Q.How may I participate in the virtual-only Meeting?

A.To participate in the virtual-only Meeting, go to https://web.lumiconnect.com/222914121.

If you are a stockholder of record as of April 14, 2025, the record date for the Meeting, you should click on “I have a login,” enter the control number found on your Proxy Card you previously received, and enter the password clarus2025 (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual-only Meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address. You then must submit a request for registration to Equiniti Trust Company, LLC: (1) by email to proxy@equiniti.com; (2) by facsimile to 718-765-8730 or (3) by mail to Equiniti Trust Company, LLC, Attn: Proxy Department, 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660. Requests for registration must be labeled as “Legal Proxy” and be received by Equiniti Trust Company, LLC no later than 5:00 p.m. Eastern Time on May 21, 2025.

Q.May I revoke a previously submitted proxy or otherwise change my vote at the virtual-only Meeting?

A.	Yes. You may change or revoke your vote by writing to us, by submitting another properly signed Proxy Card with a more recent date, or by voting again by Internet voting options described below. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted. Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2) and FOR the approval of the Amended and Restated 2015 Stock Incentive Plan (Proposal 3).

Q.How do I vote at the virtual-only Meeting?

A.	If you are a stockholder of record as of April 14, 2025, the record date for the annual meeting, you may vote during the virtual-only Meeting by (a) visiting https://web.lumiconnect.com/222914121 and following the on screen instructions (have your Proxy Card available when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope.

If your shares are held in “street name” through a bank, broker or other nominee, in order to vote during the Meeting you must first obtain a “legal proxy” from your bank, broker or other nominee and register with Equiniti Trust Company, LLC as described above in order for you to participate in the virtual-only Meeting. You then may vote by following the instructions provided to you by Equiniti Trust Company, LLC.

Whether or not you expect to participate in the virtual-only Meeting, the Board of Directors urges stockholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting https://web.lumiconnect.com/222914121 and following the on screen instructions (have your proxy card when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from revoking a previously submitted proxy or changing your vote as described above, but it will help to secure a quorum and avoid added solicitation costs.

Following the virtual-only Meeting, stockholders participating in the virtual-only Meeting will have the opportunity to submit questions to the Company’s management.

Q.Who can help answer any other questions I might have?

A.	If you have any questions concerning the virtual-only Meeting (including accessing the Meeting by virtual means) or would like additional copies of the Proxy Statement or need help voting your shares of Clarus common stock, please contact our transfer agent:

Equiniti Trust Company, LLC
55 Challenger Road, Floor 2
Ridgefield Park, NJ 07660
Phone number: 1-800-937-5449

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR 2026 ANNUAL MEETING

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2026 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices by December 25, 2025 (or, if the 2026 Annual Meeting of Stockholders is called for a date not within 30 calendar days before or after May 29, 2026, within a reasonable time before we begin to print and mail our proxy materials for the meeting). The proposal should be sent to the attention of: Secretary, Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124 and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Delaware law, the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate qualifies as independent.

We must receive notice of the intention to introduce a director nomination or to present an item of business at our 2026 Annual Meeting of Stockholders (a) not less than sixty (60) days nor more than ninety (90) days prior to May 29, 2026, if our 2026 Annual Meeting of Stockholders is held within thirty (30) days before or after May 29, 2026; or (b) not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, in the event our 2026 Annual Meeting of Stockholders is not held within thirty (30) days before or after May 29, 2026. In the event we call a special meeting of our stockholders, we must receive your intention to introduce a director nomination or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth (10th) day following the day on which the notice of such special meeting of stockholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

FOR THE BOARD OF DIRECTORS

Michael J. Yates
Secretary

APPENDIX A

CLARUS CORPORATION
AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN

1.PURPOSE.  The purpose of this Clarus Corporation Amended and Restated 2015 Stock Incentive Plan (the “Plan”) is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby eligible persons can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these eligible persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, NQSOs, SARs, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Other Stock-Based Awards, or any combination of the foregoing.  Capitalized terms not defined in the text are defined in Section 24.

This Plan was adopted by the Company’s Board of Directors on April 16, 2025, subject to approval of the Company’s stockholders at the annual meeting of stockholders to be held on May 29, 2025, to amend and restate in its entirety the Clarus Corporation 2015 Stock Incentive Plan previously approved by the Company’s stockholders at the annual meeting of the stockholders held on December 11, 2015.

2.SHARES SUBJECT TO THE PLAN.

2.1Number of Shares.  Subject to Section 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 7,500,000 Shares.  Of the total Shares reserved for issuance under the Plan, no more than 5,625,000 Shares may be issued under the Plan as Awards under Sections 6 and 7 of the Plan.  Shares (a) that have been reserved for issuance under Options which have expired or otherwise terminated without issuance of the underlying Shares, (b) that have been reserved for issuance or issued under an Award granted hereunder but are forfeited, cancelled or repurchased by the Company at the original issue price, (c) with respect to which an Award has been settled in cash, or (d) with respect to which an Award is surrendered pursuant to an Exchange Program, shall be available for issuance.  In the event of the exercise of SARs, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such SARs shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder, and any Common Stock subject to tandem Options, or portions thereof, which have been surrendered in connection with any such exercise of SARs shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder.  Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) tendered or withheld in payment of an Option, or (b) delivered or withheld by the Company to satisfy any Tax-Related Items.  At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.  The Shares to be offered under the Plan shall be authorized and unissued Common Stock, treasury shares, or issued Common Stock that shall have been reacquired by the Company.  Subject to adjustment in accordance with Section 18.4, not more than 7,500,000 Shares may be issued in the aggregate pursuant to the exercise of Incentive Stock Options.

3.ELIGIBILITY.

3.1General.  ISOs (as defined in Section 5 below) may be granted only to Employees (including Officers and Directors who are also Employees) of the Company or of a Subsidiary.  All other Awards may be granted to Employees, Officers, Directors, or Consultants of the Company or an Affiliate and to those who the Committee determines are reasonably expected to become Employees, Officers, Directors, or Consultants, of the Company or an Affiliate.

4.ADMINISTRATION.

4.1  Committee Authority.  This Plan will be administered by the Committee.  Any power, authority or discretion granted to the Committee may also be taken by the Board.  Subject to the general purposes, terms and conditions of this Plan, any charter adopted by the Board governing the actions of the Committee, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)select persons to receive Awards;

(b)	determine the nature, extent, form and terms of Awards and the number of Shares or other consideration subject to Awards;
(c)	determine when Awards are to be granted under the Plan and the applicable Grant Date;
(d)	determine the vesting, exerciseability and payment of Awards;

(e)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Subsidiary of the Company;

(g)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(h)	make all factual determinations with respect to, and otherwise construe and interpret, this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(i)grant waivers of Plan or Award conditions;

(j)determine whether an Award has been earned;

(k)accelerate the vesting of any Award;

(l)	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(m)	amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award;

(n)	interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o)	make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.  Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to Officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.2  Committee Discretion.  Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and its Affiliates and on all persons having an interest in any Award under this Plan.  The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated Officers of the Company with respect to Awards that do not involve Insiders.  In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan.  In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.  Actions taken by the Committee and any delegation by the Committee to designated Officers shall comply with Section 16(b) of the Exchange Act and the regulations promulgated thereunder, or the successor to such statutory provision or regulations, as in effect from time to time, to the extent applicable. Notwithstanding any other provision of the Plan, if the Committee deems it to be in the best interest of the Company, the Committee retains the discretion to make such Awards under the Plan that may not comply with the requirements of Section 16(b) of the Exchange Act or any other relevant statute or regulation.

4.3	Award Agreements; Clawbacks.

The grant of any Award shall be contingent upon the Participant executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof, or upon the Participant’s otherwise engaging in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Company may annul an Award if the Participant is terminated for Cause.

All Awards and any amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with any applicable Company clawback or similar policy, which shall include, but not be limited to the Clarus Corporation Compensation Recovery Policy (“Clawback Policy”) or any Applicable Law related to such actions. In addition, a Participant may be required to repay to the Company previously paid compensation whether provided pursuant to the Plan or an Award Agreement in accordance with the Clawback Policy.  A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Effective Date or, with respect to an Award, the Grant Date of such Award, and any provision of Applicable Law relating to clawback, cancellation, recoupment, rescission payback, or reduction of compensation, and to the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

4.4Deferral Arrangement.  The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share units.

4.5No Liability.  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

5.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

5.1Options.  The Committee may grant Options to eligible persons and will determine whether such Options will be intended to be “Incentive Stock Options” within the meaning of Section 422 of the Code or any successor section thereof (“ISOs”) or nonqualified stock options (Options not intended to qualify as incentive stock options) (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.2  Form of Option Grant.  Each Option granted under this Plan will be evidenced by an Award Agreement (“Stock Option Agreement”), which will expressly identify the Option as an ISO or NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.  The Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred Compensation” with the meaning of Section 409A of the Code.

5.3  Exercise Period.  Options may be exercisable to the extent vested within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4  Exercise Price.  The Exercise Price of an option will be determined by the Committee when the option is granted and may be greater, less than, or equal to the Fair Market Value of the Shares on the Grant Date; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the Grant Date; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the Grant Date.  In addition, the Exercise Price may  be subject to a limit on the economic value that may be realized by a Participant from an Option or SAR.  Notwithstanding the foregoing, an ISO may be granted with an Exercise Price lower than one hundred percent (100%) of the Fair Market Value in connection with an assumption of or substitution for another Award as provided in Section 18.3 of the Plan to the extent permitted by the Code.

5.5  Delivery of Stock Option Agreement and Plan.  The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.6  Method of Exercise.  Options may be exercised by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved from time to time by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.  The Option will be deemed exercised only when the Company receives (i) the properly signed and completed Exercise Agreement, (ii) full payment of the Exercise Price in accordance with Section 8 of the Plan and the applicable Award Agreement, and (iii) payment of applicable Tax-Related Items, as determined by the Committee.  The Company will issues (or cause to be issued) the Shares with respect to which the Option is exercised promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except pursuant to

Section 18.4. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and the for sale under the Option, by the number of Shares as to which the Option is exercised.

5.7  Termination.  Unless otherwise expressly provided in an Award Agreement or otherwise determined by the Committee, exercise of an option will always be subject to the following:

a.	If the Participant is Terminated for any reason (including voluntary Termination) other than death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise of an ISO more than three (3) months after termination of employment causing such ISO to be deemed to be a NQSO), but in any event, no later than the expiration date of the Options.

b.	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise of an ISO more than twelve (12) months after death or Disability causing such ISO to be deemed to be a NQSO), but in any event no later than the expiration date of the Options.

c.	Notwithstanding the provisions in paragraph 5.7(a) above, if a Participant is Terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after Termination, whether or not after Termination the Participant may receive payment from the Company or an Affiliate for vacation pay, for services rendered prior to Termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, Termination shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his or her service is Terminated.

Following the Termination Date, to the extent the Participant does not exercise the Option within the applicable post-Termination period set forth above (or, if earlier, the expiration of the maximum term of the Option, or, in the case of Termination for Cause, prior to the Termination Date), such unexercised portion of the Option will terminate, and the Participant will have no further right, title or interest in the terminated Option.

Except as otherwise provided in the Award Agreement, if a Participant’s Terminates for any reason other than for Cause and, at any time during the last thirty (30) days of the applicable post-Termination exercise period: (i) the exercise of the Participant’s Option would be prohibited solely because the issuance of Shares upon such exercise would violate Applicable Law, or (ii) the immediate sale of any Shares issued upon such exercise would violate the Company’s Share trading policies, then the applicable post-Termination exercise period will be extended to the last day of the calendar month that commences following the date the Option would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Option be exercised after the expiration of its maximum term.

5.8  Limitations on ISO.  The aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or Subsidiary of the Company) will not exceed $100,000 or such other amount as may be required by the Code. If the Fair Market Value of Shares on the Grant Date with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted.

5.9  Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, including in connection with an Exchange Program; provided that, except as expressly provided for in the Plan or an Award Agreement, any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted and (ii) except as provided for in Section 18 of the Plan, Options issued hereunder will not be repriced, replaced or regranted through cancellation or by lowering the Exercise Price of a previously granted Option without prior approval of the Company’s stockholders to the extent required by Applicable Law. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.10  Limitations on Exercise.  Options may be exercised only with respect to whole Shares.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an option, provided that such minimum number will not prevent Participant from exercising the option for the full number of Shares for which it is then exercisable.  The Committee may prohibit the exercise of any Option during a period of up to thirty (30) days prior to the consummation of any pending adjustment pursuant to Section 18.4 or Change-of-Control Event, or any other change affecting the Shares, or the Fair Market Value, for reasons of administrative convenience.

5.11  Lapsed Awards.  Notwithstanding anything in the Plan to the contrary, the Company may, in its sole discretion, allow the exercise of a lapsed Award if the Company determines that: (i) the lapse was solely the result of the Company’s inability to timely execute the exercise of an option award prior to its lapse, and (ii) the Participant made valid and reasonable efforts to exercise the Award.  In the event the Company makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

5.12 Non-Exempt Employees.  If an Option is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any Shares until at least six months following the Grant Date of the Option (although the Option may vest prior to such date). Notwithstanding the foregoing, in accordance with the provisions of the U.S. Worker Economic Opportunity Act, any vested portion of such Option may be exercised earlier than six months following the Grant Date of such Option in the event of (i) such Participant’s death or Disability, (ii) a Change-of-Control Event in which such Option is not assumed, continued or substituted, or (iii) such Participant’s retirement (as such term may be defined in the Option Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

5.13Stock Appreciation Rights (SARs).  In addition to the grant of Options, as set forth above, the Committee may also grant SARs to any person eligible to be a Participant, which grant shall consist of a right that is the economic equivalent, and in all other regards is identical to an Option that is permitted to be granted under the Plan

(and subject to the same terms as conditions under this Plan as Options), except that on the exercise of such SAR, the Participant shall receive shares of Common Stock having a Fair Market Value that is equal to the amount by which the Fair Market Value of the shares of Common Stock that would be subject to such an Option exceeds the amount that would be required to be paid by the Participant as the Exercise price of such Option, or cash equal to such amount, or a combination of both, at the discretion of the Committee.  A grant of a SAR shall be documented by means of an Award Agreement containing the relevant terms and conditions of such grant.  For purposes of the limitation on the number of shares of Common Stock that may be subject to Options granted to any Participant during any one calendar year, and for purposes of the aggregate limitation on the number of shares of Common Stock that may be subject to Awards under the Plan, SARs shall be treated in the same manner as Options would be treated.

6. RESTRICTED STOCK.

6.1.Restricted Stock Awards.  The Committee may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish.    The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

6.2Issuance of Restricted Shares.  As soon as practicable after the Grant Date of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Grant Date if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company.  All Common Stock covered by Awards under this Section 6 shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant.  Until the lapse or release of all restrictions applicable to an Award of restricted Shares, the share certificates representing such restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant.  Upon the lapse or release of all restrictions with respect to an Award as described in Section 6.5, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 6.5, free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.  Except as otherwise provided in an Award Agreement, a Restricted Stock Award will be accepted by the Participant’s execution and delivery of the Award Agreement and full payment of the purchase price for the Shares to the Company (if any) within thirty (30) days from the date the Award Agreement is delivered to the Participant. If the Participant does not execute and deliver the Award Agreement along with full payment for the Shares (if applicable) to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.  The purchase price for Shares issued pursuant to a Restricted Stock Award, if any, will be determined by the Committee on the date the Restricted Stock Award is granted and, if permitted by Applicable Law, no cash consideration will be required in connection with the payment for the purchase price where the Committee determines that payment shall be in the form of services previously rendered.  Payment of the purchase price shall be made in accordance with Section 8 of the Plan and the applicable Award Agreement.

6.3Shareholder Rights.  Beginning on the Grant Date of the Restricted Stock Award and subject to execution of the Award Agreement as provided in Section 6.2, the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such restricted Shares and held or restricted as provided in Section 6.2.

6.4Restriction on Transferability.  None of the restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that

Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

6.5Delivery of Shares Upon Vesting.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 6.7, the restrictions applicable to the restricted Shares shall lapse.  As promptly as administratively feasible thereafter, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

6.6Forfeiture of Restricted Shares.  Subject to Sections 6.7, all restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an Employee until the expiration of the forfeiture period for such restricted Shares and satisfies any and all other conditions set forth in the Award Agreement.  The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

6.7Waiver of Forfeiture Period.  Notwithstanding anything contained in this Section 6 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the restricted Shares) as the Committee shall deem appropriate.

6.8Dividends and Other Distributions.  Participants holding Restricted Stock Awards will be entitled to receive all dividends and other distributions paid with respect to Shares subject to such Awards, unless the Committee provides otherwise at the time the Award is granted. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Awards with respect to which they were paid.

6.9Restricted Stock Unit Awards.  Without limiting the generality of the foregoing provisions of this Section 6, and subject to such terms, limitations and restrictions as the Committee may impose, Participants designated by the Committee may receive Awards of Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives.    Restricted Stock Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants.  Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Stock Unit Award.  Upon the lapse or release of all restrictions with respect to a Restricted Stock Unit Award or at a later date if distribution has been deferred, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.  The Committee may, in its sole discretion, settle any portion of any vested Restricted Stock Units in cash having a Fair Market Value equal to the Shares with respect to which the Restricted Stock Units are so settled.  A Participant’s Restricted Stock Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services.  Notwithstanding anything contained in this Section 6.9 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Stock Units) as the Committee shall deem appropriate.  The Committee may permit Participants holding Restricted Stock Units to receive dividend equivalent rights on outstanding Restricted Stock Units if and when dividends are paid to stockholders on Shares.  In the discretion of the Committee, such dividend equivalent rights may be paid in cash or Shares, and may be subject to the same vesting or performance requirements as the Restricted Stock Units. If the Committee permits dividend equivalent rights to be made on Restricted

Stock Units, the terms and conditions for such dividend equivalent rights will be set forth in the applicable Award Agreement.

7. PERFORMANCE AND OTHER STOCK-BASED AWARDS.

7.1Performance Awards.

(a)Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants.  A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period.  The Award Period shall be as determined by the Committee.  The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)Performance Targets.  The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion.  The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.  The Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

(c)Earning Performance Awards.  The Committee, at or as soon as practicable after the Grant Date, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d)Payment of Earned Performance Awards.  Payments of earned Performance Awards shall be made in cash, Common Stock or Stock Units, or a combination of cash, Common Stock and Stock Units, in the discretion of the Committee.  The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

(e)Termination of Service.  In the event of a Participant’s Termination during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

7.2.Grant of Other Stock-Based Awards.  Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards.  Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

7.3.Terms of Other Stock-Based Awards.  In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to Section 7.2 shall be subject to the following:

(a)Any Common Stock subject to Awards made under Section 7.2 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)If specified by the Committee in the Award Agreement, the recipient of an Award under Section 7.2 shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c)The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of the Participant’s Termination prior to the exercise, realization or payment of such Award, whether such termination occurs because of retirement, Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

8. PAYMENT FOR SHARE PURCHASES.

8.1  Payment.  Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee or where expressly indicated in the Participant’s Award Agreement and where permitted by Applicable Law:

a.  by the tender to the Company of Shares that are clear of all liens, claims, encumbrances or security interests, which Shares shall be valued at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already-owned Shares may be authorized only at the time of grant;

b.  with respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Exercise Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Exercise Price;

c.	by cancellation of indebtedness of the Company owed to the Participant;

d.by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or an Affiliate;

e.  in any other form that is consistent with Applicable Laws, regulations and rules, including the Company’s withholding of Shares otherwise due to the exercising Participant; or

f.any combination of the foregoing.

At its discretion, the Committee may modify or suspend any method for the exercise of Options, including any of the methods specified in the previous sentence. Delivery of Shares for exercising an Option shall be made either through the physical delivery of Shares or through an appropriate certification or attestation of valid ownership.

9.TAXES

9.1  Responsibility for Taxes.   Regardless of any action taken by the Company or any Affiliate, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant, including any employer liability for which the Participant is liable (the “Tax-Related Items”) is the Participant’s responsibility and may exceed the amount, if any, withheld by the Company or an Affiliate. If the Participant is subject to Tax-Related Items in more than one jurisdiction, the Company or an Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

9.2  Withholding Methods.   Unless otherwise provided in the Participant’s Award Agreement, the Committee, or its delegate(s), as permitted by Applicable Law, in its sole discretion and pursuant to such procedures as it may specify from time to time and subject to limitations of Applicable Law, may require or permit a Participant to satisfy any applicable withholding obligations for Tax-Related Items, in whole or in part by (without limitation) (a) requiring the Participant to make a cash payment, (b) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or any Affiliate; (c) withholding from the Shares otherwise issuable pursuant to an Award; (d) permitting the Participant to deliver to the Company or an Affiliate already-owned Shares or (e) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company or an Affiliate. The Committee has authority to adopt policies and procedures, in consultation with the Company’s tax accountants and legal advisors, to determine the Fair Market Value of the Shares solely for purposes of withholding and reporting Tax-Related Items related to Awards granted under the Plan.

9.3Withholding Tax Rates.  The Company or an Affiliate may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including up to the maximum applicable rate in the Participant’s jurisdiction. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares, for tax purposes, a Participant is deemed to have been issued the full number of Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. In the event the Company or an Affiliate withholds less than it is obligated to withhold in connection with an Award, the Participant will indemnify and hold the Company and its Affiliates harmless from any liability for Tax-Related Items.

10.PRIVILEGES OF STOCK OWNERSHIP.  No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or, other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s purchase price or Exercise Price pursuant to Section 12.

11.TRANSFERABILITY.

11.1  Non-Transferability of Options.  No Award granted under the Plan shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and such option right shall be exercisable, during the Participant’s lifetime, only by the Participant.  Notwithstanding the foregoing, the Committee may set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Incentive Stock Options) may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members, as the case may be.  For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren, grandchildren and legal dependents. Any transfer of an Award made under this provision will not be effective until notice of such transfer is delivered to the Company.

11.2  Rights of Transferee.  Notwithstanding anything to the contrary herein, if an Award has been transferred in accordance with Section 11.1 above, the Award shall be exercisable solely by the transferee.  The Award shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the Participant or Participant’s estate would have been entitled to exercise it if the Participant had not transferred the Award.  In the event of the death of the Participant prior to the expiration of the right to exercise the transferred Award, the period during which the Award shall be exercisable will terminate on the date 12 months following the date of the Participant’s death.  In the case of an Option, in no event will the Option be exercisable after the expiration of the exercise period set forth in the Award Agreement.  The Award shall be subject to such other rules relating to transferees as the Committee shall determine.

12.RESTRICTIONS ON SHARES.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within three (3) months after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or purchase price, as the case may be.

13.CERTIFICATES.  All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions, consistent with the terms of the Awards, as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. In the discretion of the Committee, the pledge agreement may provide that the Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.EXCHANGE AND BUYOUT OF AWARDS.  The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants (unless such consent is not otherwise required pursuant to the Plan or under the terms of an Award Agreement), to conduct an Exchange Program in compliance with applicable law.  In addition, the Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. However, in the event that an Award is not effective as discussed in the preceding sentence, the Company will use reasonable efforts to modify, revise or renew such Award in a manner so as to make the Award effective. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.  The Company will not be obligated, and will have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company.  The Committee may require, as a condition to the issuance of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.  The Company may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Award granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under U.S. federal, state, local or non-U.S. securities laws. The Company will inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Award granted hereunder. During the period that the effectiveness of the exercise of an Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Affiliate of the Company or limit in any way the right of the Company or any Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18.CORPORATE TRANSACTIONS.

18.1  Treatment of Awards.   In the event that the Company is subject to a Change-of-Control Event, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Change-of-Control Event, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, may provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Change-of-Control Event:

(i)	The continuation of an outstanding Award by the Company (if the Company is the successor entity).
(ii)	The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Change-of-Control Event (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the Exercise Price and the number and nature of shares issuable upon exercise of any Option, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.
(iii)	The substitution by the successor or acquiring entity in such Change-of-Control Event (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the Exercise Price and the number and nature of shares issuable upon exercise of any Option, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable).
(iv)	The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire Shares acquired under an Award or lapse of forfeiture rights with respect to Shares acquired under an Award.
(v)	The settlement of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount provided in the definitive agreement evidencing the Change-of-Control

Event, followed by the cancellation of such Awards; provided however, that such Award may be cancelled without consideration if such Award has no value, as determined by the Committee in its sole discretion. Subject to compliance with Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Awards would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this paragraph, the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
(vi)	The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Change-of-Control Event, the Committee will notify the Award in writing or electronically that such Award will be exercisable (to the extent vested and exercisable pursuant to its terms) for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period.

18.2  Other Treatment of Awards.  Subject to any rights and limitations set forth in Section 18.1, if a Change-of-Control Event occurs or has occurred, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets constituting the Change-of-Control Event.

18.3  Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  If the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such Option will be adjusted appropriately pursuant to Section 424(a) of the Code).  If the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

18.4  Adjustment of Shares.  In the event that the number of outstanding shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company or a similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) without consideration, then (a) the number of Shares and/or type of security reserved for issuance under this Plan (including the limitation on Incentive Stock Options set forth in Section 2.1), (b) the Exercise Prices of and number of Shares and/or type of security subject to outstanding Options, and (c) the number of Shares and/or type of security subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with Applicable Laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

19.ADOPTION AND STOCKHOLDER APPROVAL.  The Plan will come into existence on the Effective Date.  In addition, no Option may be exercised, and no other type of Award may be granted, unless and until the Plan has been approved by the stockholders of the Company, which approval will be within twelve (12) months after the Adoption Date.

20.TERM OF PLAN.  Unless earlier terminated as provided herein, this Plan will terminate on the tenth (10th) anniversary of the Effective Date. No Award will be granted pursuant to the Plan after such date.  The expiration of the Plan, however, shall not affect the rights of Participants under Awards theretofore granted to them, and all unexpired Awards shall continue in force and operation after termination of the Plan, except as they may lapse or be terminated by their own terms and conditions.  The Board may suspend or terminate the Plan at any earlier date at any time.

21.AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that Applicable Law or regulation requires such stockholder approval. Notwithstanding the foregoing, if an Award has been transferred in accordance with the terms of this Plan, written consent of the transferee (and not the Participant) shall be necessary to substantially alter or impair any option or Award previously granted under the Plan.  No amendment, suspension or termination of the Plan or any Award may materially impair a Participant’s rights under any outstanding Award, except with the written consent of the affected Participant or as otherwise expressly permitted in the Plan. Subject to the limitations of Applicable Law, if any, the Committee may amend the terms of any one or more Awards without the affected Participant’s consent (a) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (b) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option; (c) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (d) to facilitate compliance with other Applicable Laws.

22.EFFECT OF 409A of the Code.

22.1Section 409A Compliance.  No Award (or modification thereof) intended to comply with Section 409A of the Code shall provide for deferral of compensation that does not comply with Section 409A of the Code.  Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.  For purposes of this Plan, and solely to the extent necessary or advisable to comply with any applicable requirements of Section 409A of the Code and the regulations thereunder, references to termination of a Participant’s employment or service shall be deemed to mean a “separation from service” as that term is defined under Treasury Reg. Section 1.409A-1(h).  Notwithstanding any other provisions of this Plan to the contrary, and solely to the extent necessary for compliance with Section 409A of the Code (and only to the extent not otherwise eligible for exclusion from the requirements of Section 409A of the Code), if the Participant becomes entitled to a payment of any benefit or settlement of any Award under this Plan in connection with the Participant’s termination of service (other than due to death) and the Participant is deemed to be a “Specified Employee” (as defined under Section 409A of the Code) as of the date of such termination of service, no payment, settlement or other distribution required to be made to the Participant hereunder (including any payment of cash, any transfer of property and any provision of taxable benefits) shall be made earlier than the date that is six (6) months and one day following the date of the Participant’s termination of employment with the Company.  Unless otherwise expressly provided in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code.  To the extent that any amount constituting deferred compensation under Section 409A of the Code would become payable under this Plan by reason of a Change-of-Control Event or similar transaction, such amount shall become payable only if the event constituting a Change-in Control Event or similar transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A.  Each payment payable under an Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). In no event will any Participant have a right to payment or reimbursement or otherwise from the Company or its Affiliates, or their successors or assigns, for any taxes imposed or other costs incurred as a result of Section 409A of the Code.

23.  GENERAL.

23.1  Additional Provisions of an Award.  Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stork acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions which restrict a Participant’s ability to sell Shares for a period of time under certain circumstances, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award Agreement. Notwithstanding any provision herein to the contrary, in no event will a dividend, dividend equivalent or other distribution be paid with respect to an Award prior to the date on which such Award becomes vested.

23.2.  Claim to Awards and Employment Rights.  Unless otherwise expressly agreed in writing by the Company, no employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

23.3.  Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or is otherwise legally incompetent or incapacitated or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to such person’s spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its absolute discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

23.4.  No Liability of Committee Members.  No member of the Committee and the Board shall be personally liable by reason of any contract or other instrument executed by such Committee member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

23.5.  Governing Law.  The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

23.6.  Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

23.7.  Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing or refusing to act, and shall not be liable for having so relied, acted or failed or refused to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

23.8.  Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.

23.9.  Expenses.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

23.10.  Pronouns.  Masculine pronouns and other words of masculine gender shall refer to both men and women.

23.11.  Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

23.12.  Termination of Employment.  For all purposes herein, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or Affiliate.

23.13 Nonexclusivity of the Plan.  Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.14  Employees Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to employees who are employed outside the United States, and (iii) establish subplans (through the addition of schedules to the Plan or otherwise), modify Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.  Notwithstanding the foregoing, no sub-plan or modification may increase the share limitations set forth in Section 2.1 and the Committee may not take any action hereunder, and no Award may be granted, that would violate any Applicable Law in the United States.

23.15 Disqualifying Dispositions.  Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) or all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

24.  DEFINITIONS.  As used in this Plan, the following terms will have the following meanings:

“Affiliate” means company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

“Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental or regulatory body or self-regulatory organization (including New York Stock Exchange, Nasdaq Stock Market and the Financial Industry Regulatory Authority).

“Award” means any award under this Plan, including any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the Company, a Subsidiary or Affiliate having cause to terminate a Participant’s employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, a Subsidiary or Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the company, a Subsidiary or Affiliate or (iii) the Participant having been convicted of a felony or a misdemeanor carrying a jail sentence of six months or more.

“Change-of-Control Event” means the occurrence of any one or more of the following events: (i) there shall have been a change in a majority of the Board of Directors of the Company within a two (2) year period, unless the appointment of a director or the nomination for election by the Company’s stockholders of each new director was approved by the vote of a majority of the directors then still in office who were in office at the beginning of such two (2) year period, or (ii) the Company shall have been sold by either (A) a sale of all or substantially all its assets, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means the Compensation Committee, the Stock Option Committee or such other committee appointed by the Board consisting solely of two or more Outside Directors or the Board.

“Common Stock” means the outstanding common stock, par value $0.0001 per share, of the Company, or any other class of securities into which substantially all the Common Stock is converted or for which substantially all the Common Stock is exchanged.

“Company” means the Clarus Corporation, a Delaware corporation, or any successor corporation.

“Consultant” means any individual or entity that performs bona fide services for the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to registration statement on Form S-8 under the Securities Act.

“Director” means a member of the Board.

“Disability” or “Disabled” means a disability, whether temporary or permanent, partial or total, as determined in good faith by the Committee; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 5.7(b) hereof, the term “Disability” shall have the meaning ascribed to it under Section 22(e)(3) of the Code.

“Effective Date” means the date this Plan is approved by the Board.

“Employee” means any person employed by the Company, or any Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Committee in its sole discretion, subject to any requirements of Applicable Law, including the Code. Service as a Director or payment by the Company or an Affiliate of a Director’s fee shall not be sufficient to constitute “employment” of such Director by the Company or any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the Exercise Price for an Option or SAR is increased or reduced.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

a.	if such Common Stock is publicly traded and is then listed on a national securities exchange (i.e. The New York Stock Exchange), its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

b.	if such Common Stock is publicly traded and is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

c.	if such Common Stock is publicly traded but is not quoted on the NASDAQ National market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, as reported by any reputable publisher or quotation service, as determined by the Committee in good faith, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

d.	if none of the foregoing is applicable, by the Committee in good faith based upon factors available at the time of the determination, including, but not limited to, capital raising activities of the Company.

“Grant Date” means the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 3 or (iii) such other date as may be specified by the Committee in the Award Agreement. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the Award contain terms (e.g., Exercise Price, purchase price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related Award documents as a result of a clerical error in the preparation of the Award Agreement or related Award documentation, the corporate records will control, and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related Award documentation.

“Incentive Stock Option” or “ISO” has the meaning set forth in Section 5.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Affiliate, and who satisfies the requirements of a “non-employee director” within the meaning of Section 16 of the Exchange Act.

“NQSOs” has the meaning set forth in Section 5.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” means an Award of an option to purchase Shares pursuant to Section 5.

“Other Stock-Based Award” means an Award pursuant to Section 7.2.

“Outside Director” means a person who is a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act.

“Participant” means a person who receives an Award under this Plan.

“Performance Award” means an Award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“Restricted Stock Unit Award” means an Award pursuant to Section 6.9.

“SAR” or “Stock Appreciation Right” means an Award pursuant to Section 5.13

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Section 18, and any successor security.

“Stock Unit” means an Award giving the right to receive Shares granted under either Section 6.9 or Section 7 of the Plan.

“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

“Ten Percent Stockholder” has the meaning set forth in Section 5.3.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an Employee, Officer, Director, Consultant or advisor to the Company or Affiliate of the Company. An Employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to Employees in writing. In the case of any Employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or an Affiliate as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the five nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified; O Warren B. Kanders O Nicholas Sokolow O Susan Ottmann O Roger Werner O Mark M. Besca 2. To ratify the appointment of Deloitte & Touche LLP as Clarus Corporation’s independent registered public accounting firm for the year ending December 31, 2025; 3. To consider and vote on a proposal to amend and restate the Company's 2015 Stock Incentive Plan to, among other things, extend the term of such plan by 10 years and reserve 7,500,000 shares of the Company's common stock for issuance under such plan; and 4. To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20530300000000000000 1 052925 ANNUAL MEETING OF STOCKHOLDERS OF CLARUS CORPORATION May 29, 2025 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at www.claruscorp.com Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20530300000000000000 1 052925 COMPANY NUMBER ACCOUNT NUMBER ANNUAL MEETING OF STOCKHOLDERS OF CLARUS CORPORATION May 29, 2025 O Warren B. Kanders O Nicholas Sokolow O Susan Ottmann O Roger Werner O Mark M. Besca FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at www.claruscorp.com INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM ET the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiconnect.com/222914121, enter the password clarus2025 (the password is case sensitive), and enter the control number found on this Proxy Card. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. 1. To elect the five nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified; 2. To ratify the appointment of Deloitte & Touche LLP as Clarus Corporation’s independent registered public accounting firm for the year ending December 31, 2025; 3. To consider and vote on a proposal to amend and restate the Company's 2015 Stock Incentive Plan to, among other things, extend the term of such plan by 10 years and reserve 7,500,000 shares of the Company's common stock for issuance under such plan; and 4. To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting. FOR AGAINST ABSTAIN

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 CLARUS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Warren B. Kanders and Nicholas Sokolow as proxyholders, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Clarus Corporation held of record by the undersigned on April 14, 2025, at the Annual Meeting of Stockholders to be held in a virtual-only meeting format via live webcast at https://web.lumiconnect.com/222914121, on May 29, 2025, at 10:00 a.m., Eastern Time, or any adjournment or postponement thereof and hereby revokes all earlier proxies of the undersigned. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained on page 50 of Clarus Corporation’s Proxy Statement available at www.claruscorp.com. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. THIS PROXY CONFERS DISCRE-TIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. (Continued and to be signed on the reverse side) 1.1